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                               CREDIT AGREEMENT

                         dated as of January 16, 1998,

                                 by and among

                             MARSHALL INDUSTRIES,

          (and subject to and in accordance with Addendum A attached hereto, STERLING ELECTRONICS CORPORATION)

                                 as Borrower,

                        the Lenders referred to herein,


                                      and

                          FIRST UNION NATIONAL BANK,

                            as Administrative Agent

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

                               TABLE OF CONTENTS


                                                                            PAGE
ARTICLE I DEFINITIONS.........................................................1
   SECTION 1.1   DEFINITIONS..................................................1
   SECTION 1.2   GENERAL.....................................................16
   SECTION 1.3   OTHER DEFINITIONS AND PROVISIONS............................16

ARTICLE II REVOLVING CREDIT FACILITY.........................................16
   SECTION 2.1.  REVOLVING CREDIT LOANS......................................16
   SECTION 2.2.  PROCEDURE FOR ADVANCES OF REVOLVING CREDIT LOANS............17
   SECTION 2.3.  REPAYMENT OF REVOLVING CREDIT LOANS.........................17
   SECTION 2.4.  REVOLVING CREDIT NOTES......................................18
   SECTION 2.5.  PERMANENT REDUCTION OF THE REVOLVING CREDIT COMMITMENT......18
   SECTION 2.6.  TERMINATION OF THE REVOLVING CREDIT FACILITY................19
   SECTION 2.7.  USE OF PROCEEDS.............................................19
   SECTION 2.8.  SECURITY....................................................19

ARTICLE III LETTER OF CREDIT FACILITY........................................19
   SECTION 3.1.  L/C COMMITMENT..............................................19
   SECTION 3.2.  PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT.................20
   SECTION 3.3.  LETTER OF CREDIT FEES AND OTHER CHARGES.....................20
   SECTION 3.4.  L/C PARTICIPATIONS..........................................21
   SECTION 3.5.  REIMBURSEMENT OBLIGATION OF THE BORROWER....................22
   SECTION 3.6.  OBLIGATIONS ABSOLUTE........................................22
   SECTION 3.7.  EFFECT OF APPLICATION.......................................23

ARTICLE IV TERM LOAN FACILITIES..............................................23
   SECTION 4.1.  TERM LOANS..................................................23
   SECTION 4.2.  PROCEDURE FOR ADVANCE OF TERM LOANS.........................23
   SECTION 4.3.  REPAYMENT OF TERM LOANS.....................................24
   SECTION 4.4.  OPTIONAL PREPAYMENTS OF TERM LOANS..........................25
   SECTION 4.5.  MANDATORY PREPAYMENTS OF TERM LOANS.........................25
   SECTION 4.6.  TERM NOTES..................................................26
   SECTION 4.7.  USE OF PROCEEDS.............................................26
   SECTION 4.8.  SECURITY....................................................26

ARTICLE V GENERAL LOAN PROVISIONS............................................26
   SECTION 5.1.  INTEREST....................................................26
   SECTION 5.2.  NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS....29
   SECTION 5.3.  COMMITMENT FEE..............................................30


   SECTION 5.4.  MANNER OF PAYMENT...........................................30
   SECTION 5.5.  CREDITING OF PAYMENTS AND PROCEEDS..........................31
   SECTION 5.6.  ADJUSTMENTS.................................................31
   SECTION 5.7.  NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF
                   CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT............32
   SECTION 5.8.  CHANGED CIRCUMSTANCES.......................................33
   SECTION 5.10. CAPITAL REQUIREMENTS........................................35
   SECTION 5.11. TAXES.......................................................35
   SECTION 5.12  REPLACEMENT LENDER..........................................37

ARTICLE VI CLOSING; CONDITIONS OF CLOSING AND BORROWING......................37
   SECTION 6.1.  CLOSING.....................................................37
   SECTION 6.2.  CONDITIONS TO CLOSING AND EXTENSIONS OF CREDIT..............37
   SECTION 6.3.  CONDITIONS TO ALL EXTENSIONS OF CREDIT......................42
   SECTION 6.4   CONDITIONS AND COVENANTS TO JOINDER OF STERLING AS A
                   BORROWER..................................................43

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF THE BORROWER...................43
   SECTION 7.1.  REPRESENTATIONS AND WARRANTIES..............................43
   SECTION 7.2.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC.............52

ARTICLE VIII FINANCIAL INFORMATION AND NOTICES...............................52
   SECTION 8.1.  FINANCIAL STATEMENTS AND PROJECTIONS........................52
   SECTION 8.2.  OFFICER'S COMPLIANCE CERTIFICATES...........................53
   SECTION 8.3.  ACCOUNTANTS' CERTIFICATE....................................53
   SECTION 8.4.  OTHER REPORTS...............................................53
   SECTION 8.5.  NOTICE OF LITIGATION AND OTHER MATTERS......................54
   SECTION 8.6.  ACCURACY OF INFORMATION.....................................55

ARTICLE IX AFFIRMATIVE COVENANTS.............................................55
   SECTION 9.1.  PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS.....55
   SECTION 9.2.  MAINTENANCE OF PROPERTY.....................................55
   SECTION 9.3.  INSURANCE...................................................55
   SECTION 9.4.  ACCOUNTING METHODS AND FINANCIAL RECORDS....................56
   SECTION 9.5.  PAYMENT AND PERFORMANCE OF OBLIGATIONS......................56
   SECTION 9.6.  COMPLIANCE WITH LAWS AND APPROVALS..........................56
   SECTION 9.7.  ENVIRONMENTAL LAWS..........................................56
   SECTION 9.8.  COMPLIANCE WITH ERISA.......................................57
   SECTION 9.9.  COMPLIANCE WITH AGREEMENTS..................................57
   SECTION 9.10. CONDUCT OF BUSINESS.........................................57


                                       ii


  SECTION 9.11.  VISITS AND INSPECTIONS......................................57
  SECTION 9.12.  INTEREST RATE PROTECTION....................................57
  SECTION 9.13.  ADDITIONAL COLLATERAL.......................................58
  SECTION 9.14.  YEAR 2000 COMPATIBILITY.....................................58
  SECTION 9.15.  FURTHER ASSURANCES..........................................58

ARTICLE X FINANCIAL COVENANTS................................................58
  SECTION 10.1.  LEVERAGE RATIO..............................................59
  SECTION 10.2.  INTEREST COVERAGE RATIO.....................................59
  SECTION 10.3.  MINIMUM TANGIBLE NET WORTH..................................60

ARTICLE XI NEGATIVE COVENANTS................................................61
  SECTION 11.1.  LIMITATIONS ON DEBT.........................................61
  SECTION 11.2.  LIMITATIONS ON GUARANTY OBLIGATIONS.........................61
  SECTION 11.3.  LIMITATIONS ON LIENS........................................62
  SECTION 11.4.  LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND
                   ACQUISITIONS..............................................63
  SECTION 11.5.  LIMITATIONS ON MERGERS AND LIQUIDATION......................65
  SECTION 11.6.  LIMITATIONS ON SALE OF ASSETS...............................65
  SECTION 11.7.  LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS..................65
  SECTION 11.8.  LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK.......66
  SECTION 11.9.  TRANSACTIONS WITH AFFILIATES................................66
  SECTION 11.10. CERTAIN ACCOUNTING CHANGES..................................66
  SECTION 11.11. CHARTER DOCUMENTS: CAPITALIZATION...........................66
  SECTION 11.12. RESTRICTIVE AGREEMENTS......................................66

ARTICLE XII DEFAULT AND REMEDIES.............................................67
  SECTION 12.1.  EVENTS OF DEFAULT...........................................67
  SECTION 12.2.  REMEDIES....................................................69
  SECTION 12.3.  RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC.............70

ARTICLE XIII THE ADMINISTRATIVE AGENT........................................71
  SECTION 13.1.  APPOINTMENT.................................................71
  SECTION 13.2.  DELEGATION OF DUTIES........................................71
  SECTION 13.3.  EXCULPATORY PROVISIONS......................................71
  SECTION 13.4.  RELIANCE BY THE ADMINISTRATIVE AGENT........................71
  SECTION 13.5.  NOTICE OF DEFAULT...........................................72
  SECTION 13.6.  NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS..72
  SECTION 13.7.  INDEMNIFICATION.............................................73
  SECTION 13.8.  THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.........73


                                       iii


  SECTION 13.9.  RESIGNATION OF THE ADMINISTRATIVE AGENT; SUCCESSOR
                    ADMINISTRATIVE AGENT......................................73

ARTICLE XIV MISCELLANEOUS.....................................................74
   SECTION 14.1.  NOTICES.....................................................74
   SECTION 14.2.  EXPENSES; INDEMNITY.........................................75
   SECTION 14.4.  GOVERNING LAW...............................................76
   SECTION 14.5.  CONSENT TO JURISDICTION.....................................76
   SECTION 14.6.  BINDING ARBITRATION; WAIVER OF JURY TRIAL...................77
   SECTION 14.7.  REVERSAL OF PAYMENTS........................................78
   SECTION 14.8.  INJUNCTIVE RELIEF...........................................78
   SECTION 14.9.  ACCOUNTING MATTERS..........................................78
   SECTION 14.10. SUCCESSORS AND ASSIGNS; PARTICIPATIONS......................79
   SECTION 14.11. AMENDMENTS, WAIVERS AND CONSENTS............................82
   SECTION 14.12. PERFORMANCE OF DUTIES.......................................83
   SECTION 14.13. ALL POWERS COUPLED WITH INTEREST............................83
   SECTION 14.14. SURVIVAL OF INDEMNITIES.....................................83
   SECTION 14.15. TITLES AND CAPTIONS.........................................83
   SECTION 14.16. SEVERABILITY OF PROVISIONS..................................83
   SECTION 14.17. COUNTERPARTS................................................83
   SECTION 14.18. TERM OF AGREEMENT...........................................83


     CREDIT AGREEMENT, dated as of the 16th day of January, 1998, by and among MARSHALL INDUSTRIES, a corporation organized under the laws of California ("Marshall"), subject to and in accordance with Addendum A attached hereto, STERLING ELECTRONICS CORPORATION, a corporation organized under the laws of Nevada ("Sterling", and together with Marshall, the "Borrower"), the Lenders who are or may become a party to this Agreement (the "Lenders"), and FIRST UNION NATIONAL BANK, as Administrative Agent for the Lenders.

                             STATEMENT OF PURPOSE

     Subject to the terms and conditions of Addendum A attached hereto, Sterling, which will be a Wholly-Owned Subsidiary of Marshall upon the consummation of the Acquisition, shall be a Borrower hereunder. Addendum A shall form a part of this Agreement and shall be read in conjunction with this Agreement.

     The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                                   ARTICLE I
                                  DEFINITIONS

     SECTION 1.1 DEFINITIONS. The following terms when used in this Agreement shall have the meanings assigned to them below:

     "ACQUISITION" means the merger of MI Holdings Nevada, Inc. with and into Sterling and the acquisition by Marshall of all of the outstanding stock of Sterling, the final consummation of such acquisition to take place contemporaneously with or immediately following the satisfaction of the closing conditions set forth in Section 6.2 and 6.3.

     "ACQUISITION DOCUMENTS" means the Agreement and Plan of Merger dated as of September 18, 1997 by and among Marshall, MI Holdings Nevada, Inc., and Sterling, the Articles of Merger related thereto, and all other documents executed in connection with the Acquisition, all as may be amended, restated, supplemented or otherwise modified from time to time.

     "ACQUISITION FILING" means the filing of the Articles of Merger with the Secretary of State of Nevada which evidences the final consummation of the Acquisition.

     "ADMINISTRATIVE AGENT" means First Union in its capacity as Administrative Agent hereunder, and any successor thereto appointed pursuant to Section 13.9.

     "ADMINISTRATIVE AGENT'S OFFICE" means the office of the Administrative Agent specified in or determined in accordance with the provisions of
Section 14.1.

     "AFFILIATE" means, with respect to any Person, any other Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means
(a) the power to vote ten percent (10%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "AGGREGATE COMMITMENT" means the aggregate amount of the Lenders' Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Three Hundred Twenty-Five Million Dollars ($325,000,000).

     "AGREEMENT" means this Credit Agreement, as amended, restated, supplemented or otherwise modified from time to time.

     "APPLICABLE LAW" means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "APPLICABLE MARGIN" shall have the meaning assigned thereto in
Section 5.1(c).

     "APPLICATION" means an application, in the form of EXHIBIT C-4, requesting the Issuing Lender to issue a Letter of Credit; PROVIDED, that if First Union is ever replaced as Issuing Lender, such new Issuing Lender shall distribute its form of Application to the Borrower which, if reasonably acceptable to the Borrower, shall be substituted in lieu of the application form attached as EXHIBIT C-4.

     "ARTICLES OF MERGER" means the articles of merger to be filed with the Secretary of State in the State of Nevada in connection with the Acquisition.

     "ASIAN JOINT VENTURE" means the investments of up to a twenty-five percent (25%) interest in an Asian electronic component distribution company by the Borrower.

     "ASSIGNMENT AND ACCEPTANCE" shall have the meaning assigned thereto in
Section 14.10(b).

     "BASE RATE" means, at any time, the higher of (a) the Prime Rate or
(b) the Federal Funds Rate PLUS 1/2 of 1%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

     "BASE RATE LOAN" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 5.1(a).

     "BORROWER" means Marshall, in its capacity as borrower hereunder, and subject to the terms and conditions of Addendum A attached hereto, Sterling, in its capacity as borrower hereunder.

     "BUSINESS DAY" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday, on which banks in Charlotte, North Carolina and New York, New York are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal of and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

     "CAPITAL ASSET" means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "CAPITAL LEASE" means, with respect to the Borrower and its Subsidiaries, any lease by the Borrower or any of its Subsidiaries as lessee of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "CASH EQUIVALENTS" shall have the meaning assigned thereto in
Section 11.4(b).

     "CHANGE IN CONTROL" shall have the meaning assigned thereto in
Section 12.1(i).

     "CLOSING DATE" means the date of this Agreement.

     "CODE" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended or supplemented from time to time.

     "COLLATERAL" means any collateral pledged by the Borrower, its shareholders, or any of their Subsidiaries to the Administrative Agent, for the ratable benefit of itself and the Lenders, in order to secure the Obligations or any portion thereof.

     "COMMITMENT" means, as to any Lender, the sum of such Lender's
(a) Revolving Credit Commitment and (b) Term Loan Commitment.

     "CONSOLIDATED" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

     "CREDIT FACILITIES" means the collective reference to the Revolving Credit Facility, the L/C Facility and the Term Loan Facility.

     "CURRENT ASSETS" means, as of any date of determination, all assets that, in accordance with GAAP, would be classified as current assets on a Consolidated balance sheet of the Borrower and its Subsidiaries as at such date of determination; PROVIDED, that cash and Cash Equivalents shall be excluded from any calculation of Current Assets.

     "CURRENT LIABILITIES" means, as of any date of determination, all liabilities that, in accordance with GAAP, would be classified as current liabilities on a Consolidated balance sheet of the Borrower and its Subsidiaries as at such date of determination; PROVIDED, that the current portion of all Consolidated Funded Debt (including the Extensions of Credit) shall be excluded from any calculation of Current Liabilities.

     "DEBT" means, with respect to the Borrower and its Subsidiaries at any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than ninety (90) days past due, (c) all obligations of any such Person as lessee under Capital Leases, (d) all Debt of any other Person secured by a Lien on any asset of any such Person, (e) all Guaranty Obligations of any such Person, (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person and (g) all net obligations incurred by any such Person pursuant to Hedging Agreements.

     "DEFAULT" means any of the events specified in Section 12.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

     "DOLLARS" OR "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

     "EBIT" means, with respect to the Borrower and its Subsidiaries for any period, the following calculated without duplication for such period on a Consolidated basis in accordance with GAAP: (a) Net Income LESS (i) to the extent included in calculating Net Income, any after-tax extraordinary gains, PLUS (ii) to the extent included in calculating Net Income, any after-tax extraordinary losses (but excluding all such losses relating to the Acquisition as set forth in clause (iii) below and excluding any non-cash loss to the extent it represents an accrual of or reserve for cash losses in any future period) PLUS (iii) any extraordinary losses, whether cash or non-cash, relating to the Acquisition in an aggregate amount not to exceed $15,000,000 (provided that all such excluded extraordinary losses relating to the Acquisition must be taken no later than August 31, 1998) PLUS (b) to the extent deducted in calculating Net Income, (i) income and franchise taxes and
(ii) Interest Expense. For purposes of calculating compliance with Article X, EBIT shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to include on a pro forma basis as of the first day of any calculation period any acquisition (including the Acquisition) permitted by Section 11.4 consummated during such period in accordance with this Agreement and exclude on a pro forma basis as of the first day of any calculation period any Subsidiary or assets (other than assets sold in the ordinary course of business) sold during such period in accordance with this Agreement.

     "ELIGIBLE ASSIGNEE" means, with respect to any assignment of the rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment (a) a commercial bank organized or licensed under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000, (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of such country, having combined capital and surplus in excess of $500,000,000, (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $500,000,000, (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of another Lender) or an Affiliate of a Lender hereunder, (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender, or (f) any other Person that has been approved in writing as an Eligible Assignee by the Borrower and the Administrative Agent.

     "EMPLOYEE BENEFIT PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

     "ENVIRONMENTAL LAWS" means any and all federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

     "ERISA" means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

     "ERISA AFFILIATE" means any Person who together with the Borrower is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

     "EURODOLLAR RESERVE PERCENTAGE" means, for any day, the percentage (expressed as a decimal and rounded upwards, if necessary, to the next higher 1/100th of 1%) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of Eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

     "EVENT OF DEFAULT" means any of the events specified in Section 12.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

     "EXCESS PROCEEDS" shall have the meaning assigned thereto in
Section 2.5(b).

     "EXISTING FACILITIES" means the Funded Debt (other than Debt permitted under Section 11.1) of the Borrower and its Subsidiaries described on
SCHEDULE 1.1(b) which is to be repaid in full and terminated prior to or contemporaneous with the Closing.

     "EXTENSIONS OF CREDIT" means (a) with respect to all Lenders, the aggregate principal amount of all outstanding Loans and L/C Obligations and
(b) with respect to each Lender, the sum of (i) such Lender's Revolving Credit Commitment Percentage of the outstanding Revolving Credit Loans and L/C Obligations and (ii) such Lender's Term Loan Percentage of the Term Loans.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "FEDERAL FUNDS RATE" means, the rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the reasonable, good faith opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Charlotte time) on such day. Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "FEE LETTER" means the separate fee letter agreement dated October 28, 1997 among the Borrower, FUCMC and the Administrative Agent, as confirmed by that certain letter dated November 20, 1997 among the Borrower, FUCMC and the Administrative Agent.

     "FIRST UNION" means First Union National Bank, a national banking association, and its successors.

     "FISCAL QUARTER" means, with respect to the Borrower and its Subsidiaries, any three-month period ending on the last day of February, May, August or November; PROVIDED, that in the case of Sterling prior to the Acquisition, any three-month period ending on or about the last day of March, June, September or December.

     "FISCAL YEAR" means the fiscal year of the Borrower and its Subsidiaries ending on May 31.

     "FOREIGN SUBSIDIARY" means any Subsidiary of the Borrower organized under the laws of any nation other than the United States.

     "FUCMC" means First Union Capital Markets Corp. and its successors.

     "FUNDED DEBT" means, with respect to the Borrower and its Subsidiaries, as of any date of determination and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money including but not limited to obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, (b) all obligations of any such Person as lessee under Capital Leases and (c) all Debt of the type described in clauses (a) or (b) above of any other Person secured by a Lien on any asset of the Borrower and its Subsidiaries.

     "GAAP" means generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries throughout the period indicated and, subject to Section 14.9, consistent with the prior financial practice of the Borrower and its Subsidiaries.

     "GOVERNMENTAL APPROVALS" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "GOVERNMENTAL AUTHORITY" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "GUARANTOR" means each domestic Material Subsidiary which has executed the Guaranty Agreement or a supplement thereto.

     "GUARANTY AGREEMENT" means the Unconditional Guaranty Agreement executed by each domestic Material Subsidiary of the Borrower in favor of Administrative Agent for the ratable benefit of itself and the Lenders and substantially in the form of EXHIBIT I, as amended, restated, supplemented or otherwise modified from time to time.

     "GUARANTY OBLIGATION" means, with respect to the Borrower and its Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or
(b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, that the term Guaranty Obligation shall not include endorsements for collection or deposit in the ordinary course of business.

     "HAZARDOUS MATERIALS" means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority, (c) the presence of which require investigation or remediation under any Applicable Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval, (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties, (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "HEDGING AGREEMENT" means any agreement with respect to an interest rate swap, collar, cap or floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower or any of its Subsidiaries, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

     "INITIAL LOANS" means the Loans made by the Lenders, and, if applicable, the initial Letter of Credit issued by the Issuing Lender, on the Closing
Date upon the satisfaction of the closing conditions set forth in Sections 6.2 and 6.3.

     "INTEREST EXPENSE" means, with respect to the Borrower and its Subsidiaries for any period without duplication, the gross interest expense paid or accrued during such period (including without limitation, interest expense attributable to Capital Leases, all net obligations pursuant to Hedging Agreements and all commitment fees payable under this Agreement but excluding any pay-in-kind interest on securities issued in connection with unsecured debt) of such Persons, all determined for such period on a Consolidated basis in accordance with GAAP. For purposes of calculating compliance with Article X, Interest Expense shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to include on a pro forma basis as of the first day of any calculation period any acquisition (including the Acquisition) permitted by Section 11.4 consummated during such period in accordance with this Agreement and exclude on a pro forma basis as of the first day of any calculation period any Subsidiary or assets (other than assets sold in the ordinary course of business) sold during such period in accordance with this Agreement.

     "INTEREST PERIOD" shall have the meaning assigned thereto in
Section 5.1(b).

     "ISSUING LENDER" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

     "L/C COMMITMENT" means Twenty-Five Million Dollars ($25,000,000).

     "L/C FACILITY" means the letter of credit facility established pursuant to Article III hereof.

     "L/C OBLIGATIONS" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C PARTICIPANTS" means the collective reference to all the Lenders (including the Issuing Lender in its capacity as a Lender) other than the Issuing Lender.

     "LENDER" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 14.10.

     "LENDING OFFICE" means, with respect to any Lender, the office of such Lender maintaining such Lender's Extensions of Credit.

     "LETTERS OF CREDIT" shall have the meaning assigned thereto in
Section 3.1(a).

     "LEVERAGE RATIO" means, as of any date of determination, the ratio determined in accordance with Section 10.1 as of the Fiscal Quarter ending on or most recently prior to such date of determination.

     "LIBOR" means the rate of interest per annum determined on the basis of the rate for deposits in Dollars in minimum amounts of at least $3,000,000 for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London Time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%)). If, for any reason, such rate does not appear on Telerate Page 3750, then "LIBOR" shall be determined by the Administrative Agent to be the arithmetic average (rounded upward, if necessary, to the nearest one-sixteenth of one percent (1/16%) of the rates per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

     "LIBOR RATE" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate =               LIBOR
                  ----------------------------------
                  1.00-Eurodollar Reserve Percentage

     "LIBOR RATE LOAN" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 5.1(a).

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "LOAN" means any Revolving Credit Loan or any Term Loan made to the Borrower pursuant to Articles II and IV, respectively, and all such Loans collectively as the context requires.

     "LOAN DOCUMENTS" means, collectively, this Agreement, the Notes, the Applications, any Hedging Agreement executed by any Lender or its Affiliate, the Security Documents and each other document, instrument and agreement executed and delivered by the Borrower or any of its Subsidiaries in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated, supplemented or otherwise modified from time to time.

     "MARSHALL PLEDGE AGREEMENT" means the Pledge Agreement executed by Marshall in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of EXHIBIT H-1, as amended, restated, supplemented or otherwise modified from time to time.

     "MATERIAL ADVERSE EFFECT" means, with respect to the Borrower or any of its Subsidiaries, a material adverse effect on the properties, business, operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or the ability of any such Person to perform its obligations under any Loan Document.

     "MATERIAL CONTRACT" means (a) any contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $15,000,000 per annum (excluding any contract or other agreement of the Borrower or any of its Subsidiaries entered into in the ordinary course of business for the purchase or sale of inventory or services), (b) the Transaction Documents,
(c) the Sterling Synthetic Lease and Sterling Lease Guaranty or (d) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

     "MATERIAL SUBSIDIARY" means, as of any date of determination, any Subsidiary of the Borrower, which Subsidiary has (a) revenues at least equal to five percent (5%) of the Consolidated revenues of the Borrower and its Subsidiaries, calculated for the period of four (4) Fiscal Quarters ending on or immediately prior to such date of determination, (b) assets with a fair saleable value at least equal to five percent (5%) of the fair saleable value of the consolidated assets of the Borrower and its Subsidiaries on such date of determination or (c) EBIT at least equal to five percent (5%) of the Consolidated EBIT of the Borrower and its Subsidiaries, calculated for the period of four (4) Fiscal Quarters ending on or immediately prior to such date of determination.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

     "NET CASH PROCEEDS" means, as applicable, (a) with respect to any sale or other disposition of assets, the gross cash proceeds received by the Borrower or any of its Subsidiaries from such sale LESS the sum of (i) all income taxes and other taxes assessed by a Governmental Authority as a result of such sale and any other reasonable fees and expenses incurred in connection therewith and (ii) the principal amount of, premium, if any, and interest on any Debt secured by a Lien on the asset (or a portion thereof) sold, which Debt is required to be repaid in connection with such sale, (b) with respect to any offering of capital stock or issuance of Debt, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom LESS all legal, underwriting and other reasonable fees and expenses incurred in connection therewith and (c) with respect to any payment under an insurance policy or in connection with a condemnation proceeding, the amount of cash proceeds received by the Borrower or its Subsidiaries from an insurance company or Governmental Authority net of all reasonable expenses of collection less all income taxes and other taxes assessed by a Governmental Authority as a result of such payment.

     "NET INCOME" means, with respect to any Person for any period, the net income (or loss) of such Person for such period determined in accordance with GAAP; PROVIDED, that there shall be excluded from net income (or loss):
(a) the income (or loss) of any Person (other than a Subsidiary of such Person) in which such Person has an ownership interest unless received by such Person in a cash distribution and (b) the income (or loss) of any Person accrued prior to the date it became a Subsidiary of such first Person or is merged into or consolidated with such first Person.

     "NOTES" means the Revolving Credit Notes, the Term Notes, or any combination thereof, made by the Borrower payable to the order of each of the Lenders, any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Note" means any of such Notes.

     "NOTICE OF ACCOUNT DESIGNATION" means a notice given by the Borrower to the Administrative Agent with respect to the distribution of Loan proceeds, substantially in the form of EXHIBIT E.

     "NOTICE OF CONVERSION/CONTINUATION" means a notice given by the Borrower to the Administrative Agent substantially in the form of EXHIBIT C-3.

     "NOTICE OF PAYMENT" means a notice given by the Borrower to the Administrative Agent with respect to any optional repayment of Loans, substantially in the form of EXHIBIT D.

     "NOTICE OF REVOLVING CREDIT BORROWING" means a notice given by the Borrower to the Administrative Agent substantially in the form of EXHIBIT C-1.

     "NOTICE OF TERM LOAN BORROWING" means the notice given by the Borrower to the Administrative Agent substantially in the form of EXHIBIT C-2.

     "OBLIGATIONS" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender (or its Affiliate) or the Administrative Agent under any Hedging Agreement executed pursuant to Section 9.12 to which a Lender (or its Affiliate) is a party and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money.

     "OFFICER'S COMPLIANCE CERTIFICATE" means a certificate appropriately completed and substantially in the form of EXHIBIT F.

     "OPERATING CASH FLOW" means, with respect to the Borrower and its Subsidiaries for any period, the following, calculated without duplication for such period on a Consolidated basis in accordance with GAAP: (a) Net Income, PLUS (b) to the extent deducted in determining Net Income, (i) income and franchise taxes, (ii) Interest Expense and (iii) depreciation and amortization (including amortization of goodwill, software development costs and other intangibles). For purposes of calculating compliance with Article X, Operating Cash Flow shall be adjusted in a manner reasonably satisfactory to the Administrative Agent to include on a pro forma basis as of the first day of any calculation period any acquisition (including the Acquisition) permitted by Section 11.4 consummated during such period in accordance with this Agreement and exclude on a pro forma basis as of the first day of any calculation period any Subsidiary or assets (other than assets sold in the ordinary course of business) sold during such period in accordance with this Agreement.

     "OTHER TAXES" shall have the meaning assigned thereto in Section 5.11(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "PENSION PLAN" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

     "PERSON" means an individual, corporation, limited liability company, partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or other form of entity or group thereof.

     "PRIME RATE" means, at any time, the rate of interest per annum publicly announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "REGISTER" shall have the meaning assigned thereto in Section 14.10(d).

     "REIMBURSEMENT OBLIGATION" means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit.

     "REQUIRED LENDERS" means, at any date, any combination of Lenders holding at least Sixty-Six and Two-Thirds percent (66 2/3%) of the Extensions of Credit, or if no Extensions of Credit are outstanding, any combination of Lenders whose Commitments aggregate at least Sixty Six and Two-Thirds percent (66 2/3%).

     "REVOLVING CREDIT COMMITMENT" means (a) as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on SCHEDULE 1.1(a), as such amount may be reduced or modified at any time or from time to time pursuant to Sections 2.5 and 14.10 and (b) as to all Lenders, the aggregate commitment of all Lenders to make Revolving Credit Loans and issue or participate in Letters of Credit, as such amount may be reduced or modified at any time or from time to time pursuant to such Sections. The Revolving Credit Commitment of all Lenders on the Closing Date shall be Two Hundred Twenty-Five Million Dollars ($225,000,000).

     "REVOLVING CREDIT COMMITMENT PERCENTAGE" means, as to the respective Revolving Credit Commitment of any Lender at any time, the ratio of (a) the amount of the Revolving Credit Commitment of such Lender to (b) all of the Revolving Credit Commitments of all Lenders.

     "REVOLVING CREDIT FACILITY" means the revolving credit facility established pursuant to Article II.

     "REVOLVING CREDIT LOANS" means the revolving credit loans to be made to the Borrower pursuant to Article II.

     "REVOLVING CREDIT NOTES" means the separate Revolving Credit Notes made by the Borrower payable to the order of each Lender, substantially in the form of EXHIBIT A hereto, evidencing the Revolving Credit Facility, and any amendments and modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part; "Revolving Credit Note" means any of such Revolving Credit Notes.

     "REVOLVING CREDIT TERMINATION DATE" means the earliest of the dates referred to in Section 2.6.

     "SECURITY DOCUMENTS" means the collective reference to the Marshall Pledge Agreement, the Subsidiary Pledge Agreement, the Guaranty Agreement and each other agreement or writing pursuant to which the Borrower or any Subsidiary thereof pledges or grants a security interest in any property or assets securing the Obligations or any such Person guaranties the payment and/or performance of the Obligations, all as may be amended, restated, supplemented or otherwise modified from time to time.

     "SOLVENT" means, as to the Borrower and its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "STERLING" means Sterling Electronics Corporation, and its successors.

     "STERLING LEASE GUARANTY" means that certain guaranty from Sterling to Credit Tenant Lease Corporation 96-01 dated as of June 5, 1996 guaranteeing the Sterling Synthetic Lease.

     "STERLING SYNTHETIC LEASE" means the Lease Agreement dated as of June 5, 1996 between Credit Tenant Lease Corporation 96-01, as lessor, and Sterling Electronics Partners, L.P., as lessee.

     "STERLING SYNTHETIC LEASE DOCUMENTS" means the Sterling Synthetic Lease, the Sterling Lease Guaranty and all other documents executed in connection with the Sterling Synthetic Lease.

     "SUBSIDIARY" means as to any Person, any corporation, partnership, limited liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified, references to "Subsidiary" or "Subsidiaries" herein shall refer to those of the Borrower and shall include Sterling.

     "SUBSIDIARY PLEDGE AGREEMENT" means any Pledge Agreement executed by a Material Subsidiary in favor of the Administrative Agent for the ratable benefit of itself and the Lenders, substantially in the form of EXHIBIT H-2, as amended, restated, supplemented or otherwise modified from time to time.

     "TANGIBLE NET WORTH" means, with respect to the Borrower and its Subsidiaries as of any date of determination, Consolidated stockholders' equity, LESS Consolidated intangible assets, including without limitation, goodwill and unamortized software development costs and discounts, all calculated in accordance with GAAP.

     "TAXES" shall have the meaning assigned thereto in Section 5.11(a).

     "TERM LOANS" means the term loans made to the Borrower by the Lenders pursuant to Article IV.

     "TERM LOAN COMMITMENT" means (a) as to any Lender, the obligation of such Lender to make a Term Loan to the Borrower hereunder in the principal amount not to exceed the amount set forth opposite such Lender's name on
SCHEDULE 1.1(a) and (b) as to all Lenders, the aggregate commitment of all Lenders to make Term Loans. The Term Loan Commitment of all Lenders as of the Closing Date shall be One Hundred Million Dollars ($100,000,000).

     "TERM LOAN PERCENTAGE" means, as to any Lender, (a) prior to making the Term Loans, the ratio of (i) the Term Loan Commitment of such Lender to
(ii) the Term Loan Commitments of all Lenders and (b) after the Term Loans are made, the ratio of (i) the outstanding principal balance of the Term Loan of such Lender to (ii) the aggregate outstanding principal balance of the Term Loans of all Lenders.

     "TERM LOAN FACILITY" means the term loan facility established pursuant to Article IV under which the Lenders make Term Loans to the Borrower.

     "TERM LOAN MATURITY DATE" means the earlier of (i) five years after the Closing Date and (ii) November 30, 2002.

     "TERM NOTES" means the Term Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of EXHIBIT B hereto, evidencing the Term Loan Facility, and any amendments, modifications and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extensions thereof, in whole or in part; "Term Note" means any of such Term Notes.

     "TERMINATION EVENT" means:  (a) a "Reportable Event" described in
Section 4043 of ERISA, or (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan, or (f) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan, or (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

     "TRANSACTIONS" means the collective reference to the transactions contemplated by the Acquisition Documents and the Extensions of Credit.

     "TRANSACTION DOCUMENTS" means the Acquisition Documents and the Loan Documents.

     "UNIFORM CUSTOMS" means the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500, as amended from time to time by applicable Governmental Authorities.

     "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina.

     "UNITED STATES" means the United States of America.

     "WHOLLY-OWNED" means, with respect to a Subsidiary, that all of the shares of capital stock or other ownership interests of such Subsidiary (other than directors' qualifying shares) are, directly or indirectly, owned or controlled by the Borrower and/or one or more of its Wholly-Owned Subsidiaries.

     SECTION 1.2 GENERAL. Unless otherwise specified, a reference in this Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Charlotte time" shall refer to the applicable time of day in Charlotte, North Carolina.

     SECTION 1.3  OTHER DEFINITIONS AND PROVISIONS.

     (a) USE OF CAPITALIZED TERMS. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement (other than the Acquisition Documents or any Material Contract).

     (b) MISCELLANEOUS. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

                                  ARTICLE II
                           REVOLVING CREDIT FACILITY

     SECTION 2.1. REVOLVING CREDIT LOANS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Revolving Credit Loans to the Borrower from time to time from the Closing Date through the Revolving Credit Termination Date as requested by the Borrower in accordance with the terms of Section 2.2; PROVIDED, that (a) the aggregate principal amount of all outstanding Revolving Credit Loans (after giving effect to any amount requested) shall not exceed the Revolving Credit Commitment LESS the L/C Obligations, (b) each Lender's Revolving Credit Commitment Percentage of the sum of the aggregate principal amount of all outstanding Revolving Credit Loans and L/C Obligations shall not at any time exceed such Lender's Revolving Credit Commitment and (c) except for Revolving Credit Loans which are made as a part of the Initial Loans, the Lenders shall have no obligation to make additional Revolving Credit Loans until the Acquisition Filing in accordance with Section 6.3(d). Each Revolving Credit Loan by a Lender shall be in a principal amount equal to such Lender's Revolving Credit Commitment Percentage of the aggregate principal amount of Revolving Credit Loans requested on such occasion. Subject to the terms and conditions hereof, the

Borrower may borrow, repay and reborrow Revolving Credit Loans hereunder until the Revolving Credit Termination Date.

     SECTION 2.2.  PROCEDURE FOR ADVANCES OF REVOLVING CREDIT LOANS.

     (a) REQUESTS FOR BORROWING. The Borrower shall give the Administrative Agent a Notice of Revolving Credit Borrowing not later than 2:30 p.m. (Charlotte time) (i) at least one (1) Business Day before each Base Rate Loan and (ii) at least three (3) Business Days before each LIBOR Rate Loan, of its intention to borrow, specifying (A) the date of such borrowing, which shall be a Business Day, (B) the amount of such borrowing, which shall be (x) with respect to Base Rate Loans, other than borrowings pursuant to Section 3.5, in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof and (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $3,000,000 or a whole multiple of $1,000,000 in excess thereof (except, in each case, the amount of such borrowing may be in the aggregate amount available to the Borrower), (C) whether the Revolving Credit Loans are to be LIBOR Rate Loans or Base Rate Loans, and (D) in the case of a LIBOR Rate Loan, the duration of the Interest Period applicable thereto. Notices received after 2:30 p.m. (Charlotte time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Revolving Credit Borrowing.

     (b) DISBURSEMENT OF REVOLVING CREDIT LOANS. Not later than 2:30 p.m. (Charlotte time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Revolving Credit Commitment Percentage of the Revolving Credit Loans to be made on such borrowing date. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this Section 2.2 in immediately available funds by transferring such proceeds to the deposit account designated by the Borrower in the Notice of Account Designation delivered on the Closing Date or any date thereafter (any such subsequent notice to supersede any prior notice). Subject to Section 5.7, to the extent that any Lender has not made available to the Administrative Agent its Revolving Credit Commitment Percentage of any Revolving Credit Loan requested pursuant to this Section 2.2, the Administrative Agent shall not be obligated to disburse such portion of the proceeds of such Revolving Credit Loan.

     SECTION 2.3.  REPAYMENT OF REVOLVING CREDIT LOANS.

     (a) REPAYMENT ON REVOLVING CREDIT TERMINATION DATE. The Borrower shall repay the outstanding principal amount of all Revolving Credit Loans in full, together with all accrued but unpaid interest thereon, on the Revolving Credit Termination Date.

     (b)  MANDATORY REPAYMENTS.

          (i) If at any time the outstanding principal amount of all Revolving Credit Loans exceeds the Revolving Credit Commitment LESS the L/C Obligations, the Borrower shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative

Agent for the account of the Lenders, the Revolving Credit Loans in an amount equal to such excess. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 5.9.

          (ii) The Borrower shall repay the outstanding principal balance of the Revolving Credit Loans pursuant to Section 2.5(c) in connection with any corresponding reduction in the Revolving Credit Commitment.

     (c) OPTIONAL REPAYMENTS. The Borrower may at any time and from time to time repay the Revolving Credit Loans, in whole or in part, upon delivery to the Administrative Agent of a Notice of Payment at least three (3) Business Days prior thereto, specifying the date and amount of repayment and whether the repayment is of LIBOR Rate Loans, Base Rate Loans, or a combination thereof, and, if a combination thereof, the amount allocable to each. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender. If any such notice is given, the amount specified in such notice shall be due and payable on the date set forth in such notice. Partial repayments shall be in an aggregate amount of $1,000,000 or a whole multiple of $500,000 in excess thereof with respect to Base Rate Loans, and $3,000,000 or a whole multiple of $1,000,000 in excess thereof with respect to LIBOR Rate Loans. Each such repayment shall be accompanied by any amount required to be paid pursuant to
Section 5.9.

     SECTION 2.4. REVOLVING CREDIT NOTES. Each Lender's Revolving Credit Loans and the obligation of the Borrower to repay such Revolving Credit Loans shall be evidenced by a separate Revolving Credit Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Revolving Credit Loans in accordance with the terms hereof. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

     SECTION 2.5.  PERMANENT REDUCTION OF THE REVOLVING CREDIT COMMITMENT.

     (a) The Borrower shall have the right at any time and from time to time, upon at least three (3) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole at any time or in part from time to time, without premium or penalty, the (i) entire Revolving Credit Commitment at any time or (ii) portions of the Revolving Credit Commitment, from time to time, in an aggregate amount not less than $5,000,000 or any whole multiple of $1,000,000 in excess thereof.

     (b) If at any time Net Cash Proceeds required to prepay the Term Loans pursuant to Section 4.5 ("Excess Proceeds") remain after the prepayment of Term Loans as required thereunder, the Revolving Credit Commitment shall be permanently reduced by an amount equal to the amount of such Excess Proceeds.

     (c)  Each permanent reduction permitted or required pursuant to this
Section 2.5 shall be accompanied by a payment of principal (and furnishing of cash collateral satisfactory to the Administrative Agent for any applicable L/C Obligations) sufficient to reduce the aggregate principal amount of Revolving Credit Loans and L/C Obligations after such reduction to the Revolving Credit Commitment as so reduced. Any reduction of the Revolving Credit Commitment to zero shall be accompanied by payment of all outstanding Obligations with respect to the Revolving Credit Facility
(and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and termination of the Revolving Credit Commitment and the Revolving Credit Facility. Such cash collateral shall be applied in accordance with Section 12.2(b). If the reduction of the Revolving Credit Commitment requires the repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section
5.9 hereof.

     SECTION 2.6. TERMINATION OF THE REVOLVING CREDIT FACILITY. The Revolving Credit Facility shall terminate on the earliest of (a) the date five years after the Closing Date, (b) December 31, 2002, (c) the date of termination by the Borrower pursuant to Section 2.5, and (d) the date of termination by the Administrative Agent on behalf of the Lenders pursuant to
Section 12.2(a) (the "Revolving Credit Termination Date").

     SECTION 2.7. USE OF PROCEEDS. The Borrower shall use the proceeds of the Revolving Credit Loans (a) to finance the Acquisition, (b) to repay in full and terminate the Existing Facilities and (c) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the Transactions.

     SECTION 2.8. SECURITY. The Obligations of the Borrower under the Revolving Credit Facility shall be secured as provided in the Security Documents.

                                  ARTICLE III
                           LETTER OF CREDIT FACILITY

     SECTION 3.1.  L/C COMMITMENT.

     (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Lenders set forth in Section 3.4(a), agrees to issue standby or commercial letters of credit ("Letters of Credit") for the account of the Borrower on any Business Day from the Closing Date through but not including the Revolving Credit Termination Date in such form as may be approved from time to time by the Issuing Lender; PROVIDED, that the Issuing Lender shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the aggregate principal amount of the Revolving Credit Loans and L/C Obligations then outstanding would exceed the Revolving Credit Commitment of all Lenders.

     (b) Each Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $1,000,000, (ii) be either a standby letter of credit issued to support obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business or a commercial letter of credit to be issued on behalf of the Borrower or any Subsidiary to purchase goods in the ordinary course of its business, (iii) expire on a date one year or less from the issuance thereof (with such automatic renewal terms as to which the Issuing Lender may agree in its sole discretion); PROVIDED that in no case shall such expiration be later than the Revolving Credit Termination Date and (iv) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of North Carolina. The Issuing Lender shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law. References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications (but not automatic renewals) of any existing Letters of Credit, unless the context otherwise requires.

     SECTION 3.2. PROCEDURE FOR ISSUANCE OF LETTERS OF CREDIT. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor (which Application shall be delivered to the Issuing Lender by the Administrative Agent), completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article VI, promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrower. The Issuing Lender shall furnish to the Borrower a copy of such Letter of Credit and furnish to each Lender a copy of such Letter of Credit and a statement of the amount of each Lender's participation therein, all promptly following the issuance of such Letter of Credit.

     SECTION 3.3.  LETTER OF CREDIT FEES AND OTHER CHARGES.

     (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants (other than the Issuing Lender), a letter of credit fee with respect to each standby Letter of Credit in an amount equal to the product of (i) the face amount of such letter of credit issued MULTIPLIED BY (ii) a per annum fee equal to the Applicable Margin with respect to LIBOR Rate Loans in effect from time to time as determined pursuant to Section 5.1(c). The Borrower shall pay such letter of credit fee quarterly in arrears on the last Business Day of each Fiscal Quarter during the term of this Agreement, and on the Revolving Credit Termination Date. The Administrative Agent shall, promptly following its receipt thereof, distribute such fee to the Lenders pro rata in accordance with their respective Revolving Credit Commitment Percentages.

     (b) In addition to the foregoing letter of credit fee, the Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender, a facing fee of the greater of (i) $100.00 or (ii) .15% per annum on the face amount of each standby Letter of Credit and each commercial Letter of Credit, payable quarterly in arrears on the last Business Day of each Fiscal Quarter during the term of this Agreement, and on the Revolving Credit Termination Date. The

Administrative Agent shall, promptly following its receipt thereof, distribute such fee to the Issuing Lender.

     (c) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants (other than the Issuing Lender), an issuance fee of .75% per annum on the face amount of each commercial Letter of Credit, such fee to be payable quarterly in arrears on the last Business Day of each Fiscal Quarter during the term of this Agreement and on the Revolving Credit Termination Date.

     (d) The Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

     SECTION 3.4.  L/C PARTICIPATIONS.

     (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Revolving Credit Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Revolving Credit Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

     (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify the Administrative Agent and each L/C Participant of the amount and due date of such required payment and each such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, MULTIPLIED BY (ii) the daily average Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, MULTIPLIED BY (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.4(b), if the L/C Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due that Business Day, and (B) after

1:00 p.m. (Charlotte time) on any Business Day, such payment shall be due on the following Business Day.

     (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Revolving Credit Commitment Percentage of such payment in accordance with this Section 3.4, the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise) or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its PRO RATA share thereof; PROVIDED, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     SECTION 3.5. REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrower of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment required to be paid hereunder; PROVIDED such notice is delivered prior to 1:00 p.m. (Charlotte time). (Any notice delivered after 1:00 p.m. (Charlotte time) shall be deemed to be delivered on the following day). Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Borrower under this Article III from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) until payment in full at the rate which would be payable on any outstanding Base Rate Loans which were then overdue. If the Borrower fails to timely reimburse the Issuing Lender on the date the Borrower receives the notice referred to in this Section 3.5, the Borrower shall be deemed to have timely given a Notice of Revolving Credit Borrowing to the Administrative Agent pursuant to Section 2.2 requesting the Lenders to make a Revolving Credit Loan as a Base Rate Loan on such date in an amount equal to the amount described in clauses (a) and (b) above and, subject to the satisfaction or waiver of the conditions precedent specified in Article VI, the Lenders shall make Revolving Credit Loans in such amount, the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses.

     SECTION 3.6.  OBLIGATIONS ABSOLUTE.

     (a) The Borrower's obligations under this Article III (including, without limitation, the Reimbursement Obligation) shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower's Reimbursement Obligation under Section 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of

Credit may be transferred or any claims whatsoever of a Borrower against any beneficiary of such Letter of Credit or any such transferee.

     (b) The responsibility of the Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

     (c) The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct.

     (d) Notwithstanding anything to the contrary contained in this Section 3.6, the Borrower agrees that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrower and shall not result in any liability of the Issuing Lender to the Borrower.

     SECTION 3.7. EFFECT OF APPLICATION. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply. Without limiting the generality of the foregoing, such Application shall not be deemed to add additional Events of Default or security for the Obligations (except for any other security for obligations under commercial Letters of Credit in the form of commercial goods or personal property).

                                  ARTICLE IV
                             TERM LOAN FACILITIES

     SECTION 4.1. TERM LOANS. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make a Term Loan to the Borrower on the Closing Date in a principal amount equal to such Lender's Term Loan Commitment.

     SECTION 4.2.  PROCEDURE FOR ADVANCE OF TERM LOANS.

     (a) The Borrower shall give the Administrative Agent a Notice of Term Loan Borrowing prior to 1:00 p.m. (Charlotte time) on the Closing Date, requesting that the Lenders make the Term Loans as Base Rate Loans on such date in an amount equal to the aggregate Term Loan Commitment of all the Lenders.

     (b) To the extent any conversion of the applicable interest rate is effected pursuant to Section 5.3, each borrowing of a Base Rate Loan shall be in an aggregate principal amount of at least $1,000,000 or any integral multiple of $500,000 in excess thereof and each borrowing of a

LIBOR Rate Loan shall be in an aggregate principal amount of $3,000,000 or any integral multiple of $1,000,000 in excess thereof.

     (c) Not later than 2:00 p.m. (Charlotte time) on the Closing Date, each Lender will make available to the Administrative Agent for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, an amount equal to such Lender's Term Loan Percentage of the Term Loan requested. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of the Term Loans in immediately available funds by wire transfer in accordance with the Notice of Account Designation delivered pursuant to Section 6.2(h).

     SECTION 4.3. REPAYMENT OF TERM LOANS. The Borrower shall repay the outstanding principal amount of the Term Loans in consecutive quarterly installments on the last Business Day of each Fiscal Quarter, commencing on February 28, 1999, in accordance with the following amortization schedule:


         Date                                            Term
                                                    Loan Repayment
     -----------                                    --------------
       2/28/99                                        $3,750,000
       5/31/99                                        $3,750,000
       8/31/99                                        $3,750,000
      11/30/99                                        $3,750,000
       2/29/00                                        $5,000,000
       5/31/00                                        $5,000,000
       8/31/00                                        $5,000,000
      11/30/00                                        $5,000,000
       2/28/01                                        $6,250,000
       5/31/01                                        $6,250,000
       8/31/01                                        $6,250,000
      11/30/01                                        $6,250,000
       2/28/02                                       $10,000,000
       5/31/02                                       $10,000,000
       8/31/02                                       $10,000,000
      11/30/02                                       $10,000,000


If not sooner paid, the Term Loans shall be paid in full, together with accrued interest thereon, on the Term Loan Maturity Date.

     SECTION 4.4. OPTIONAL PREPAYMENTS OF TERM LOANS. The Borrower shall have the right at any time and from time to time, upon delivery to the Administrative Agent of a Notice of Payment at least three (3) Business Days prior thereto, to prepay the Term Loans in whole or in part without premium or penalty except as provided below. Upon receipt of any such notice, the Administrative Agent promptly shall forward a copy thereof to the Lenders. Each optional partial prepayment of the Term Loans hereunder shall be in an aggregate principal amount of at least $1,000,000 or any whole multiple of $500,000 in excess thereof with respect to Base Rate Loans and $3,000,000 or a whole multiple of $1,000,000 with respect to LIBOR Rate Loans and shall be applied to and reduce on a PRO RATA basis the remaining principal installments of the Term Loans set forth in Section 4.3. Each such prepayment shall be accompanied by any payment required under Section 5.9.

     SECTION 4.5.  MANDATORY PREPAYMENTS OF TERM LOANS.

     (a) DEBT PROCEEDS. The Borrower shall make mandatory principal prepayments of the Term Loans in amounts equal to one hundred percent (100%) of the Net Cash Proceeds from any issuance of Debt (other than Debt permitted by Section 11.1) by the Borrower or any of its Subsidiaries after the Closing Date. Such prepayment shall be made within five (5) Business Days after the date of consummation of any such transaction.

     (b) EQUITY PROCEEDS. The Borrower shall make mandatory principal prepayments of the Term Loans in amounts equal to seventy-five (75%) of the aggregate Net Cash Proceeds from any offering of equity securities by the Borrower or any of its Subsidiaries; provided, that, the Borrower shall not be required to make any such prepayment if the offering of equity securities was made as consideration (or partial consideration) in connection with an acquisition permitted by Section 11.4 or the exercise of any employee stock options. Such prepayment shall be made within five (5) Business Days after the date of consummation of any such transaction.

     (c) ASSET SALE PROCEEDS. The Borrower shall make mandatory principal prepayments of the Term Loans in amounts equal to one hundred percent (100%) of the Net Cash Proceeds in excess of $250,000 in any Fiscal Year from the sale or other disposition of assets by the Borrower or any of its Subsidiaries not permitted pursuant to Section 11.6 (a) through (e) that are not reinvested in assets substantially similar to the assets sold within 180 days of receipt of such Net Cash Proceeds. Such prepayment shall be made immediately on the conclusion of such 180 day period.

     (d) INSURANCE PROCEEDS. The Borrower shall make mandatory principal prepayments of the Term Loans in amounts equal to one hundred percent (100%) of the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from any payment under any hazard insurance policy of the Borrower or any of its Subsidiaries (excluding any insurance contracts covering loss or damage to inventory of the Borrower or any of its Subsidiaries in transit) that have not been applied toward the repair or replacement with similar property of the applicable damaged or destroyed property within 180 days of receipt of such Net Cash Proceeds. Such prepayment shall be made immediately on the conclusion of such 180 day period.

     (e) NOTICE; MANNER OF PAYMENT. Upon the occurrence of any event triggering the prepayment requirement under Sections 4.5(a) through and including 4.5(d), the Borrower shall give prompt written notice of such event and the amount of the corresponding prepayment to the Administrative Agent and upon receipt of such notice, the Administrative Agent shall promptly so notify the Lenders. Each mandatory prepayment under Section 4.5 shall be applied as follows: (i) first, to reduce on a PRO RATA basis the remaining scheduled principal installments of the Term Loans under Section 4.3 and (ii) second, to the extent of any excess, to permanently reduce the Revolving Credit Commitment pursuant to Section 2.5(b).

     SECTION 4.6. TERM NOTES. Each Lender's Term Loans and the obligation of the Borrower to repay such Term Loans shall be evidenced by a Term Note, payable to the order of such Lender representing the Borrower's obligation to pay such Lender's Term Loan Commitment in accordance with the terms hereof. Each Term Note shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 5.1.

     SECTION 4.7. USE OF PROCEEDS. The Borrower shall use the proceeds of the Term Loans solely (a) to finance the Acquisition, (b) to repay in full and terminate the Existing Facilities and (c) for working capital and general corporate requirements of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection with the Transactions.

     SECTION 4.8. SECURITY. The Obligations of the Borrower under the Term Loan Facility shall be secured as provided in the Security Documents.

                                   ARTICLE V
                            GENERAL LOAN PROVISIONS

     SECTION 5.1.  INTEREST.

     (a) INTEREST RATE OPTIONS. Subject to the provisions of this Section 5.1, at the election of the Borrower, the aggregate principal amount of the Notes or any portion thereof shall bear interest at the Base Rate or the LIBOR Rate PLUS, in each case, the Applicable Margin as set forth below; PROVIDED, that the LIBOR Rate shall not be available until three (3) Business Days after the Closing Date. The Borrower shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2 and 4.2 or at the time a Notice of Conversion/Continuation is given pursuant to Section 5.2. Each Loan or portion thereof bearing interest based on the Base Rate shall be a "Base Rate Loan" and each Loan or portion thereof bearing interest based on the LIBOR Rate shall be a "LIBOR Rate Loan". Any Loan or any portion thereof as to which the Borrower has not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

     (b) INTEREST PERIODS. In connection with each LIBOR Rate Loan, the Borrower, by giving notice at the times described in Section 5.1(a), shall elect an interest period (each, an "Interest Period") to be applicable to such LIBOR Rate Loan, which Interest Period shall be a period of one (1), two (2), three (3), or six (6) months; PROVIDED that:

          (i) the Interest Period shall commence on the date of advance of or conversion to any LIBOR Rate Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

          (ii) if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED, that if any Interest Period with respect to a LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (iii) any Interest Period with respect to a LIBOR Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

          (iv) no Interest Period shall extend beyond the Revolving Credit Termination Date or the Term Loan Maturity Date, as applicable, and no Interest Periods shall be selected by the Borrower which would result in the repayment of any LIBOR Rate Loan as a result of any repayment required pursuant to Section 4.3 prior to the end of an Interest Period; and

          (v) there shall be no more than eight (8) Interest Periods outstanding at any time.

     (c) APPLICABLE MARGIN. The Applicable Margin provided for in Section 5.1(a) with respect to the Loans (the "Applicable Margin") shall, for the period commencing on the Closing

Date and ending on the Adjustment Date following the Fiscal Quarter ending February 28, 1998, equal the percentage set forth as follows:

                    Applicable Margin Per Annum
                    Base Rate  +     LIBOR Rate +
                    -----------------------------
                    0.00%            .75%

     Commencing on the Adjustment Date following the Fiscal Quarter ending February 28, 1998, the Applicable Margin provided for in Section 5.1(a) shall be determined by reference to the Leverage Ratio as of the end of the Fiscal Quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

                                             Applicable Margin Per Annum
        Leverage Ratio                       Base Rate +    LIBOR Rate +
      ------------------                     ---------------------------

     Greater than or equal to 2.75 to 1.0.        0.00%           .950%

     Greater than or equal to 2.50 to 1.0         0.00%           .750%
     but less than 2.75 to 1.0.

     Greater than or equal to 2.00 to 1.0         0.00%           .625%
     but less than 2.50 to 1.0.

     Greater than or equal to 1.50 to 1.0         0.00%           .500%
     but less than 2.00 to 1.0.

     Less than 1.50 to 1.0.                       0.00%           .375%

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the fifth (5th) Business Day (each an "Adjustment Date") after receipt by the Administrative Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrower and its Subsidiaries as of the most recent Fiscal Quarter end. Subject to Section 5.1(d), in the event the Borrower fails to deliver such financial statements and certificate within the time required by Sections 8.1 and 8.2 hereof, the Applicable Margin shall be the highest Applicable Margin set forth above until the Adjustment Date following delivery of such financial statements and certificate.

     (d) DEFAULT RATE. Upon the occurrence and during the continuance of an Event of Default, (i) the Borrower shall no longer have the option to request LIBOR Rate Loans, (ii) all outstanding LIBOR Rate Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans, and (iii) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans. Interest shall continue to accrue on the Notes after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (e) INTEREST PAYMENT AND COMPUTATION. Interest on each Base Rate Loan shall be payable in arrears on the last Business Day of each Fiscal Quarter, commencing on February 28, 1998; and interest on each LIBOR Rate Loan shall be payable on the last day of each Interest Period applicable thereto, and if such Interest Period extends over three (3) months, at the end of each three (3) month interval during such Interest Period. Interest on LIBOR Rate Loans and all fees and commissions payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

     (f) MAXIMUM RATE. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest hereunder or under any of the Notes charged or collected pursuant to the terms of this Agreement or pursuant to any of the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent's option promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or shall apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

     SECTION 5.2. NOTICE AND MANNER OF CONVERSION OR CONTINUATION OF LOANS. Provided that no Event of Default has occurred and is then continuing, the Borrower shall have the option to (a) convert at any time all or any portion of its outstanding Base Rate Loans in a principal amount equal to $3,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans, or (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof into Base Rate Loans, or (ii) continue such LIBOR Rate Loans as LIBOR Rate Loans. Whenever the Borrower desires to convert or continue Loans as provided above, the Borrower shall give the Administrative Agent a Notice of Conversion/ Continuation not later than 11:00 a.m. (Charlotte time) three (3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 5.3. COMMITMENT FEE. For the period commencing on the Closing Date and ending on the Adjustment Date following the Fiscal Quarter ending February 28, 1998, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee on the average daily unused portion of the Revolving Credit Commitment at a rate per annum equal to 0.25%. Commencing on the Adjustment Date following the Fiscal Quarter ending February 28, 1998, the Borrower shall pay to the Administrative Agent, for the account of the Lenders, a non-refundable commitment fee on the average daily unused portion of the Revolving Credit Commitment at a rate per annum equal to the percentage set forth opposite the corresponding Leverage Ratio below:

          Leverage Ratio                         Commitment Fee Percentage
         ----------------                        -------------------------

         Greater than or equal to 2.75 to 1.0.        0.375%

         Greater than or equal to 2.50 to 1.0
         but less than 2.75 to 1.0                    0.250%

         Greater than or equal to 2.00 to 1.0
         but less than 2.50 to 1.0                    0.200%

         Greater than or equal to 1.50 to 1.0         0.150%
         but less than 2.00 to 1.0.

         Less than 1.50 to 1.0.                       0.125%

Adjustments, if any, in the commitment fee percentage shall be made by the Administrative Agent on the fifth (5th) Business Day (each, an "Adjustment Date") after receipt by the Administrative Agent of quarterly financial statements for the Borrower and its Subsidiaries and the accompanying Officer's Compliance Certificate setting forth the Leverage Ratio of the Borrower and its Subsidiaries as of the most recent Fiscal Quarter end. In the event the Borrower fails to deliver such financial statements and certificate within the time required by Sections 8.1 and 8.2 hereof, the commitment fee percentage shall be the highest commitment fee percentage set forth above until the Adjustment Date following delivery of such financial statements and certificate. The commitment fee shall be payable in arrears on the last Business Day of each Fiscal Quarter during the term of this Agreement, and on the Revolving Credit Termination Date. Such commitment fee shall be distributed by the Administrative Agent to the Lenders PRO RATA in accordance with the Lenders' respective Revolving Credit Commitment Percentages.

     SECTION 5.4.  MANNER OF PAYMENT.

     (a) Each payment by the Borrower on account of the principal of or interest on the Revolving Credit Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement with respect to the Revolving Credit Loans, the Letters of Credit or any Revolving Credit Note shall be made not later than 2:30 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative

Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) PRO RATA in accordance with their respective Revolving Credit Commitment Percentages, in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever, (b) each payment by the Borrower on account of the principal of or interest on the Term Loans or of any fee, commission or other amounts payable to the Lenders under this Agreement with respect to the Term Loans or any Term Note shall be made in like manner, except for the account of the Lenders PRO RATA in accordance with their respective Term Loan Percentages and (c) any other amounts payable to the Lenders under this Agreement shall be made in like manner, except for the account of the Lenders PRO RATA based on its or their respective share in the Obligation with respect to which such payment was received. Any payment received after 2:30 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its PRO RATA share of such payment in accordance with this Section 5.4 and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of Administrative Agent's or Issuing Lender's fees or expenses shall be made for the account of the Administrative Agent or Issuing Lender, as the case may be, and any amount payable to any Lender under Sections 5.3, 5.8, 5.9, 5.10, 5.11 or 14.2 shall be paid to the Administrative Agent for the account of the applicable Lender.

     SECTION 5.5. CREDITING OF PAYMENTS AND PROCEEDS. In the event that the Borrower shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 12.2, all payments received by the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes, the Reimbursement Obligation and any termination payments due in respect of a Hedging Agreement with any Lender (or its Affiliate) executed pursuant to Section 9.12 (PRO RATA in accordance with all such amounts due), then to the principal amount of the Notes and Reimbursement Obligations and then to the cash collateral account described in Section 12.2(b) hereof to the extent of any L/C Obligations then outstanding, in that order.

     SECTION 5.6. ADJUSTMENTS. If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of such other Lender's Extensions of Credit, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; PROVIDED, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 5.7. NATURE OF OBLIGATIONS OF LENDERS REGARDING EXTENSIONS OF CREDIT; ASSUMPTION BY THE ADMINISTRATIVE AGENT. The obligations of the Lenders under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2 and 4.2, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount of such borrowing not made available by such Lender in accordance with the terms hereof, MULTIPLIED BY (b) the daily average Federal Funds Rate during such period as determined by the Administrative Agent, MULTIPLIED BY (c) a fraction, the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount of such borrowing not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent, and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section shall be conclusive, absent manifest error. If such amount is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower. The failure of any Lender to make its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of any Loan available shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of such Loan available on such borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of such Loan available on the borrowing date.

     SECTION 5.8.  CHANGED CIRCUMSTANCES.

     (a) CIRCUMSTANCES AFFECTING LIBOR RATE AVAILABILITY. If with respect to any Interest Period the Administrative Agent or the Required Lenders (after consultation with Administrative Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or a Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrower. Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan to or continue any Loan as a LIBOR Rate Loan shall be suspended, and the Borrower shall repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loans together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or convert the then outstanding principal amount of each such LIBOR Rate Loan to a Base Rate Loan as of the last day of such Interest Period.

     (b) LAWS AFFECTING LIBOR RATE AVAILABILITY. If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders.
Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans and the right of the Borrower to convert any Loan or continue any Loan as a LIBOR Rate Loan shall be suspended and thereafter the Borrower may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBOR Rate Loan to the end of the then current Interest Period applicable thereto as a LIBOR Rate Loan, the applicable LIBOR Rate Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.

     (c) INCREASED COSTS. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Governmental Authority, central bank or comparable agency:

          (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending

Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

          (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose on any of the Lenders (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any of the Lenders of maintaining any LIBOR Rate Loan, or issuing or participating in Letters of Credit or to reduce the yield or amount of any sum received or receivable by any of the Lenders under this Agreement or under the Notes in respect of a LIBOR Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or Lenders for such increased cost or reduction. The Administrative Agent will promptly notify the Borrower of any event of which it has knowledge which will entitle any Lender to compensation pursuant to this Section 5.8(c); PROVIDED, that the Administrative Agent shall incur no liability whatsoever to the Lenders or the Borrower in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     (d) ALTERNATE LENDING OFFICE. To the extent reasonably possible, each Lender shall designate an alternate Lending Office with respect to its LIBOR Rate Loans to reduce any liability of the Borrower to such Lender pursuant to this Section 5.8 or to avoid the circumstances described in Sections 5.8(a) and (b), so long as such designation is not, in the reasonable judgment of such Lender, disadvantageous to such Lender.

     SECTION 5.9. INDEMNITY. The Borrower hereby indemnifies each of the Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan (a) as a consequence of any failure by the Borrower to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, (b) due to any failure of the Borrower to borrow on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation or

(c) due to any payment, prepayment or conversion of any LIBOR Rate Loan on a date other than the last day of the Interest Period therefor. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Revolving Credit Commitment Percentage or Term Loan Percentage, as applicable, of the LIBOR Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrower through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     SECTION 5.10.  CAPITAL REQUIREMENTS.  If, after the date hereof, either
(a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 5.11.  TAXES.

     (a) PAYMENTS FREE AND CLEAR. Any and all payments by the Borrower hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or is or should be qualified to do business or any political subdivision thereof and
(ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.11) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount such party would have received had no such deductions been made, (B) the Borrower shall make such deductions, (C) the Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law, and (D) the Borrower shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 5.11(d).

     (b) STAMP AND OTHER TAXES. In addition, the Borrower shall pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

     (c) INDEMNITY. The Borrower shall indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 5.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

     (d) EVIDENCE OF PAYMENT. Within thirty (30) days after the date of any payment of Taxes or Other Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 14.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

     (e) DELIVERY OF TAX FORMS. Each Lender organized under the laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms 4224 or Forms 1001, as applicable (or successor forms) properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form 1001 or 4224 that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of

United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     (f) SURVIVAL. Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.11 shall survive for a period of three (3) years after the payment in full of the Obligations and the termination of the Credit Facilities.

     SECTION 5.12 REPLACEMENT LENDER. Unless an Event of Default shall have occurred and be continuing, at any time within one hundred eighty (180) days after any payment by the Borrower of any amount pursuant to or by reason of the operation of Sections 5.8(a), 5.8(b), 5.8(c), 5.10, 5.11(a) or 5.11(c),
the Borrower, by writing addressed to the Administrative Agent and each Lender that requested the payment of such amount, may nominate or propose an Eligible Assignee that is willing to become the assignee of the Commitment and other obligations of such Lender (a "Replacement Lender") pursuant to
Section 14.10(b), and within fifteen (15) Business Days after receipt of such proposal from the Borrower, each such Lender shall execute and deliver to the Administrative Agent an Assignment and Acceptance of its entire Commitment in favor of the proposed Replacement Lender in accordance with Section 14.10(b) unless, prior to the expiration of such period, the Administrative Agent shall have notified the Borrower and such Lender that the proposed Replacement Lender is not reasonably acceptable to the Administrative Agent; PROVIDED, that in no event will (i) any Lender be required to enter into an Assignment and Acceptance at a price less than par plus accrued interest and prorated fees and other costs due hereunder to the effective date thereof (including any amounts which would be owing to such Lender pursuant to Section 5.9 if all of its Loans were repaid on such effective date), (ii) either of the Administrative Agent or Lenders be obligated to assist the Borrower in identifying any Eligible Assignees that are willing to become such a Replacement Lender or (iii) any such assignment be required if consummation conflicts with any Applicable Law. The assignment fee payable to the Administrative Agent in connection with any such assignment pursuant to Section 14.10(b) shall be for the account of the Borrower.

                                  ARTICLE VI
                 CLOSING; CONDITIONS OF CLOSING AND BORROWING

     SECTION 6.1. CLOSING. The closing shall take place at the offices of Kennedy Covington Lobdell & Hickman, L.L.P. on January 16, 1998, or on such other date or such other place as the parties hereto shall mutually agree.

     SECTION 6.2. CONDITIONS TO CLOSING AND EXTENSIONS OF CREDIT. The obligation of the Lenders to close this Agreement and to make the initial Loans or issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

     (a) EXECUTED LOAN DOCUMENTS. The following Loan Documents shall have been duly authorized and executed by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and original counterparts thereof shall have been duly delivered to the Administrative
Agent:

          (i)   this Agreement;

          (ii)  the Notes;

          (iii) the Marshall Pledge Agreement;

          (iv)  the Guaranty Agreement; and

          (v)   the Subsidiary Pledge Agreement, if applicable.

     (b)  CLOSING CERTIFICATES; ETC.

          (i) OFFICER'S CERTIFICATE OF THE BORROWER. The Administrative Agent shall have received a certificate from the chief executive officer or chief financial officer of the Borrower, in form and substance satisfactory to the Administrative Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true and correct, except for those made as of an earlier date, which were true and correct as of such earlier date; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

          (ii) CERTIFICATE OF SECRETARY OF THE BORROWER AND EACH OF ITS SUBSIDIARIES. Except with respect to the Subsidiaries of the Borrower set forth on SCHEDULE 6.2 attached hereto, the Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower and each of its Subsidiaries, including, without limitation, Sterling and each of its Subsidiaries, certifying that attached thereto is a true and complete copy of the charter documents of the Borrower or such Subsidiary, as applicable, and all amendments thereto, certified as of a recent date by the appropriate Governmental Authority in its jurisdiction of incorporation; that attached thereto is a true and complete copy of the bylaws of the Borrower or such Subsidiary, as applicable, as in effect on the date of such certification; that attached thereto is a true and complete copy of resolutions duly adopted by the board of directors of the Borrower or such Subsidiary, as applicable, authorizing the execution, delivery and performance of the Loan Documents to which it is a party; and as to the incumbency and genuineness of the signature of each officer of the Borrower or such Subsidiary, as applicable, executing Loan Documents to which it is a party.

          (iii) CERTIFICATES OF GOOD STANDING. Except with respect to the Subsidiaries of the Borrower set forth on SCHEDULE 6.2 attached hereto, the Administrative Agent shall have received long-form certificates as of a recent date of the good standing of the Borrower and each of its its Subsidiaries, including, without limitation, Sterling and each of its Subsidiaries, under the laws of its jurisdiction of organization and each other jurisdiction where the Borrower or such Subsidiary is qualified to do business and a certificate of the relevant taxing authorities of each such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

          (iv) OPINIONS OF COUNSEL. The Administrative Agent shall have received favorable opinions of counsel to the Borrower addressed to the Administrative Agent and the Lenders with respect to the Borrower and the Guarantors, the Loan Documents, the Collateral, the Acquisition and such other matters as the Lenders shall reasonably request, which shall include, without limitation, an opinion as to compliance by the Borrower and its Subsidiaries with all applicable material corporate instruments and agreements (including, without limitation, the Sterling Synthetic Lease Documents).

          (v) TAX FORMS. The Administrative Agent shall have received copies of the United States Internal Revenue Service forms required by
Section 5.11(e) hereof.

          (vi) CERTIFICATE OF COMPLIANCE WITH STERLING SYNTHETIC LEASE DOCUMENTS. The Administrative Agent shall have received a certificate of the chief financial officer, or other officer acceptable to the Administrative Agent, of Sterling certifying (i) that attached thereto is a true and complete copy of the Sterling Synthetic Lease, the Sterling Lease Guaranty and each other Sterling Synthetic Lease Document reasonably requested by the Administrative Agent to be attached thereto, (ii) that all representations and warranties of Sterling and Sterling Electronics Partners, L.P. contained in the Sterling Synthetic Lease, the Sterling Lease Guaranty and the other Sterling Synthetic Lease Documents are true, correct and complete, except for those made as of an earlier date, which were true and correct as of such earlier date, (iii) that Sterling and Sterling Electronics Partners L.P., as applicable and to the extent party thereto, are not in violation in any material respect of any of the covenants contained in the Sterling Synthetic Lease, the Sterling Lease Guaranty and the other Sterling Synthetic Lease Documents and (iv) that prior to and after giving effect to the transactions contemplated by this Agreement, no default or Event of Default has occurred and is continuing under the Sterling Synthetic Lease, the Sterling Lease Guaranty (including, without limitation, the provisions of Section 8 thereof) and the other Sterling Synthetic Lease Documents.

     (c)  COLLATERAL.

          (i) FILINGS AND RECORDINGS. All filings and recordations that are necessary to perfect the security interests of the Lenders in the Collateral shall have been filed or recorded in all appropriate locations and the Administrative Agent shall have received evidence satisfactory to the Administrative Agent that such security interests constitute valid and perfected first priority Liens therein subject to Liens described in Section 11.3.

          (ii) PLEDGED STOCK. The Agent shall have received original stock certificates evidencing the capital stock pledged pursuant to the Pledge Agreements, together with an undated stock power for each stock certificate duly executed in blank by the registered owner thereof.

     (d)  CONSENTS; DEFAULTS.

          (i) GOVERNMENTAL AND THIRD PARTY APPROVALS. All necessary approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the Transactions shall have been obtained except where the failure to obtain any such approval, authorization or consent could not reasonably be expected to have a Material Adverse Effect.

          (ii) NO INJUNCTION, ETC. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of the Transactions, or which, in the Administrative Agent's discretion, would make it inadvisable to consummate the Transactions.

          (iii) NO EVENT OF DEFAULT. No Default or Event of Default shall have occurred and be continuing, and no default or event of default shall have occurred and be continuing under the Acquisition Documents or any other Material Contract that could reasonably be expected to have a Material Adverse Effect, or in any such case would occur upon the initial Extensions of Credit under this Agreement.

     (e)  FINANCIAL MATTERS.

          (i) FINANCIAL STATEMENTS. The Administrative Agent shall have received the unaudited quarterly and audited Consolidated financial statements of the Borrower and its Subsidiaries referred to in Section 7.1(o), all in form and substance satisfactory to the Administrative Agent.

          (ii) FINANCIAL CONDITION CERTIFICATE. The Borrower shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by the chief executive officer or chief financial officer of the Borrower, that (A) the Borrower and each of its Subsidiaries are, taken as a whole, Solvent, (B) the Borrower's material payables (excluding trade payables of the Borrower incurred in connection with the purchase of inventory in the ordinary course of business) are current and not past due and (C) attached thereto is the PRO FORMA balance sheet of the Borrower and its Subsidiaries delivered in the syndication memorandum to the Lenders by the Administrative Agent setting forth on a PRO FORMA basis the financial condition of the Borrower and its Subsidiaries on a Consolidated basis, reflecting on a PRO FORMA basis the effect of the Transactions, including all fees and expenses in connection therewith and evidencing compliance on a PRO FORMA basis with the covenants contained in Article X.

          (iii) PAYMENT AT CLOSING; FEE LETTER. There shall have been paid by the Borrower to the Administrative Agent and the Lenders the fees set forth or referenced in Section 5.3 and any other accrued and unpaid fees or commissions due hereunder (including, without limitation, reasonable out-of-pocket legal fees and expenses), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents. The Borrower shall have paid to First Union the fees set forth in the Fee Letter.

          (iv) PROJECTIONS. The Administrative Agent shall have received projected financial statements of the Borrower and its Subsidiaries for the Fiscal Years ending 1998 through and including 2002, including Consolidated balance sheets, statements of income and cash flow statements of Borrower and its Subsidiaries giving effect to the Transactions, together with appropriate supporting details and such other facts as relate to the ongoing business of the Borrower and its Subsidiaries (collectively, the "Projections"). Such Projections shall be accompanied by a certificate of the chief executive officer or chief financial officer of the Borrower to the effect that the Projections are based on reasonable estimates and assumptions, all of which are fair in light of the conditions which existed at the time the Projections were made, have been prepared on the basis of the assumptions stated therein, and reflect, as of the time so furnished and as of the Closing Date, the reasonable estimate of the Borrower and its Subsidiaries of the results of the operations and other information projected therein.

          (v) EXISTING FACILITIES. The Existing Facilities shall be repaid in full with the initial Extensions of Credit and such agreements and all other documents referred to therein (including, without limitation, all Liens created thereunder) shall be terminated.

     (f) ACQUISITION AND ACQUISITION DOCUMENTS. The Acquisition Documents shall be in form and substance satisfactory to the Administrative Agent and all conditions precedent to complete the Acquisition thereunder shall have been completed or waived (except only the Acquisition Filing, which such Acquisition Filing is contemplated to occur contemporaneously with or immediately following the making of the Initial Loans by the Lenders) to the satisfaction of the Administrative Agent, including, without limitation, the satisfaction of the Administrative Agent with the form of the Articles of Merger to be filed in connection with the Acquisition, such that the Acquisition shall occur contemporaneously with or immediately following the initial funding under the Credit Facilities on the Closing Date.

     (g) LIMITATION ON INITIAL LOANS. The Administrative Agent shall have received evidence, in form and substance satisfactory to the Administrative Agent, that the aggregate principal amount of the Initial Loans made by the Lenders does not exceed the maximum amount necessary solely to consummate the Acquisition, to pay all fees and expenses thereunder and hereunder and to repay in full the Existing Facilities; PROVIDED that the Initial Loans shall not be disbursed (except to First Union as paying agent pursuant to Section 6.3(d)) until Administrative Agent has received evidence, in form and substance satisfactory to the Administrative Agent, of the Acquisition Filing as contemplated under Section 6.3(d).

     (h)   MISCELLANEOUS.

          (i) NOTICE OF BORROWING AND ACCOUNT DESIGNATION. The Administrative Agent shall have received the Notice of Revolving Credit Borrowing and the Notice of Term Loan Borrowing with respect to the Loans to be made on the Closing Date; PROVIDED that only Base Rate Loans shall be available on the Closing Date. The Borrower shall also have delivered to the Administrative Agent a Notice of Account Designation with respect to the Loans to be made on the Closing Date.

          (ii) PROCEEDINGS AND DOCUMENTS. All documents, opinions, certificates and other instruments and all proceedings in connection with the Transactions shall be satisfactory in form and substance to the Lenders. The Lenders shall have received copies of all other instruments and other evidence as the Lenders may reasonably request, in form and substance satisfactory to the Lenders, with respect to the Transactions and the taking of all actions in connection therewith.

          (iii) DUE DILIGENCE. The Administrative Agent and the Lenders shall have completed to their satisfaction their due diligence reviews of the Borrower and its Subsidiaries in connection with the Transactions and the corporate and capital structure.

     SECTION 6.3. CONDITIONS TO ALL EXTENSIONS OF CREDIT. The obligations of the Lenders to make any Loan or issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

     (a) CONTINUATION OF REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article VII shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

     (b) NO EXISTING DEFAULT. No Default or Event of Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) or the issue date with respect to such Letter of Credit or after giving effect to such Letters of Credit on such date.

     (c) CERTIFICATES; ADDITIONAL DOCUMENTS. The Administrative Agent shall have received the current Officer's Compliance Certificate, and each additional document, instrument or other item of information reasonably requested by the Administrative Agent in connection with, and material to, the corresponding Extension of Credit.

     (d)  DISBURSEMENT OF THE INITIAL LOANS AND CONSUMMATION OF THE
ACQUISITION.

          (i) DISBURSEMENT OF THE INITIAL LOANS. The Initial Loans made by the Lenders on the Closing Date, a portion of which Initial Loans shall have been deposited with the Administrative Agent in escrow for the payment of any fees and expenses in connection with the Acquisition and the Credit Agreement and the repayment of the Existing Facilities and a portion of which shall have been deposited with First Union in escrow as paying agent under the Agreement and Plan of Merger dated September 18, 1997, shall not be disbursed by the Administrative Agent and by First Union as paying agent until the Administrative Agent has received evidence, in form and substance satisfactory to the Administrative Agent, of the Acquisition Filing.

          (ii) LOANS OTHER THAN THE INITIAL LOANS. Except with respect to the Initial Loans, the Lenders shall not be obligated to make any additional Loan or issue any additional Letter of Credit until the Administrative Agent has received evidence, in form and substance satisfactory to the Administrative Agent, of the Acquisition Filing.

     SECTION 6.4  CONDITIONS AND COVENANTS TO JOINDER OF STERLING AS A
BORROWER.

     (a) EFFECTIVENESS OF STERLING AS A BORROWER. The rights and obligations of Sterling as a Borrower hereunder, subject to the terms and provisions of Addendum A attached hereto, shall not be effective until the Administrative Agent has received evidence, in form and substance acceptable to the Administrative Agent, of the Acquisition Filing in accordance with Section 6.3(d); PROVIDED that Sterling shall execute and deliver to the Administrative Agent the fully executed Credit Agreement signed by Sterling in conjunction with the delivery by the other parties hereto of their respective signature pages to the Credit Agreement and the other Loan Documents.

     (b) FAILURE TO CONSUMMATE THE MERGER. If the Acquisition Filing does not occur within one (1) Business Day of the Closing Date in accordance with
Section 6.3(d), the Initial Loans made by the Lenders on the Closing Date, a portion of which Initial Loans shall have been deposited with the Administrative Agent in escrow for the payment of any fees and expenses in connection with the Acquisition and the Credit Agreement and the repayment of the Existing Facilities and a portion of which shall have been deposited with First Union in escrow as paying agent under the Agreement and Plan of Merger dated September 18, 1997, shall be returned to the Lenders in accordance herewith and with Agreement for Appointment as Depository and Exchange Agent dated January 16, 1998 and the Credit Facilities shall be automatically terminated and all Obligations shall automatically become due and payable.


                                  ARTICLE VII
                REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     SECTION 7.1.  REPRESENTATIONS AND WARRANTIES.  To induce the
Administrative Agent and Lenders to enter into this Agreement and to induce the Lenders to make the Loans or issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and Lenders that:

     (a) ORGANIZATION; POWER; QUALIFICATION. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to be so qualified or authorized could not reasonably be expected to result in a Material Adverse Effect. The jurisdictions in which the Borrower and its Subsidiaries, including, without limitation, its Material Subsidiaries, are organized and qualified to do business as of the Closing Date are described on SCHEDULE 7.1(a).

     (b) OWNERSHIP. Each Subsidiary of the Borrower, including, without limitation, each Material Subsidiary of the Borrower, as of the Closing Date is listed on SCHEDULE 7.1(b). The capitalization of the Borrower and its Subsidiaries, including, without limitation, its Material Subsidiaries, as of the Closing Date consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on SCHEDULE 7.1(b). All outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. The shareholders of the Subsidiaries of the Borrower, including, without limitation the Material Subsidiaries of the Borrower, and the number of shares owned by each as of the Closing Date are described on SCHEDULE 7.1(b). There are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of the Borrower or any of its Subsidiaries, including, without limitation, any of its Material Subsidiaries, as of the Closing Date, except as described on SCHEDULE 7.1(b).

     (c) AUTHORIZATION OF AGREEMENT, TRANSACTION DOCUMENTS AND BORROWING. Each of the Borrower and its Subsidiaries has the corporate power and authority, and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Transaction Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Transaction Documents have been duly executed and delivered by the duly authorized officers of the Borrower and each of its Subsidiaries party thereto, and each such document constitutes the legal, valid and binding obligation of the Borrower or its Subsidiary party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies.

     (d) COMPLIANCE OF AGREEMENT, TRANSACTION DOCUMENTS AND BORROWING WITH LAWS, ETC. The execution, delivery and performance by the Borrower and its Subsidiaries of the Transaction Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby and thereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any material Governmental Approval (except for such as have been obtained) or violate any material Applicable Law relating to the Borrower or any of its Subsidiaries,
(ii) conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of the Borrower or any of its Subsidiaries or any material indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any material Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens arising under the Loan Documents.

     (e) COMPLIANCE WITH LAW; GOVERNMENTAL APPROVALS. Each of the Borrower and its Subsidiaries (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except in each case with respect to subclauses (i) and (ii) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (f) TAX RETURNS AND PAYMENTS. Each of the Borrower and its Subsidiaries has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except where the failure to so file or cause to be filed such return or pay such taxes could not reasonably be expected to have a Material Adverse Effect. No Governmental Authority has asserted any Lien or other claim of any material amount against the Borrower or any Subsidiary thereof with respect to unpaid taxes which has not been discharged or resolved; PROVIDED, that the Borrower or such Subsidiary may contest such Lien or other claim in good faith so long as adequate reserves are maintained in accordance with GAAP. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of the Borrower and its Subsidiaries are in the judgment of the Borrower adequate, and the Borrower does not anticipate any additional taxes or assessments for any of such years.

     (g) INTELLECTUAL PROPERTY MATTERS. Each of the Borrower and its Subsidiaries owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and neither the Borrower nor any Subsidiary thereof is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     (h) ENVIRONMENTAL MATTERS. Except as disclosed on SCHEDULE 7.1(h), and after the Closing Date except with respect to violations, claims, actions, proceedings, notices, liabilities, contaminations, incidents or events described in clauses (i) through (vi) below ("Environmental Events") that could not reasonably be expected to result in liability to the Borrower or any of its Subsidiaries of (A) $1,000,000 or more per Environmental Event or
(B) $2,000,000 or more in the aggregate:

          (i) The properties of the Borrower and its Subsidiaries do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations concentrations which (a) constitute or constituted a violation of, or (b) could reasonably be expected to give rise to liability under, applicable Environmental Laws;

          (ii) Such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

          (iii) Neither the Borrower nor any Subsidiary thereof has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of their properties or the operations conducted in connection therewith, nor does the Borrower or any Subsidiary thereof have knowledge or reason to believe that any such notice will be received or is being threatened;

          (iv) Hazardous Materials have not been transported or disposed of from the properties of the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

          (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a party with respect to such properties or operations conducted in connection therewith, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to such properties or such operations; and

          (vi) There has been no release, or to the best of the Borrower's knowledge, the threat of release, of Hazardous Materials at or from such properties, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

     (i)  ERISA.

          (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on SCHEDULE 7.1(i);

          (ii) Except as set forth on SCHEDULE 7.1(i), the Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Except as set forth on SCHEDULE 7.1(i), each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under
Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

          (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under Section 412 of the Code;

          (v) No Termination Event has occurred or is reasonably expected to occur; and

          (vi) No proceeding, claim, lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

          Notwithstanding the foregoing provisions of this Section 7.1(i), after the Closing Date the representations and warranties of the Borrower with respect to the matters described in clauses (ii) through (vi) above shall be subject to the existence of any non-compliance, non-exemption, liability, termination, occurrence, failure, activity, claims, lawsuit, investigation or other similar matter or event as described in clauses (ii) through (vi) above ("ERISA Events") that could not reasonably be expected to result in liability to the Borrower or any of its Subsidiaries of (A) $1,000,000 or more per ERISA Event or (B) $2,000,000 or more in the aggregate.

     (j) MARGIN STOCK. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulations G and U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation G, T, U or X of such Board of Governors.

     (k) GOVERNMENT REGULATION. Neither the Borrower nor any Subsidiary thereof is an "investment company" or a company "controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

     (l) MATERIAL CONTRACTS. SCHEDULE 7.1(l) sets forth a complete and accurate list of all Material Contracts of the Borrower and its Subsidiaries in effect as of the Closing Date not listed on any other Schedule hereto other than customer and supplier contracts entered into in the ordinary course of business for the purchase or sale of inventory or services; other than as set forth in SCHEDULE 7.1(l), each Material Contract is, and after giving effect to the consummation of the Transactions will be, in full force and effect in accordance with the terms thereof, except where the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect. The Borrower and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Material Contract required to be listed on
SCHEDULE 7.1(l) as of the Closing Date.

     (m) EMPLOYEE RELATIONS. Each of the Borrower and its Subsidiaries has a stable work force in place and is not, as of the Closing Date, except as set forth on SCHEDULE 7.1(m), party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees. The Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of its Subsidiaries, except if any such strike, work stoppage or dispute could not reasonably be expected to have a Material Adverse Effect.

     (n) BURDENSOME PROVISIONS. Neither the Borrower nor any Subsidiary thereof is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. The Borrower and its Subsidiaries do not presently anticipate that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

     (o)  FINANCIAL STATEMENTS.

          (i) The (A) audited Consolidated balance sheets of the Borrower and its Subsidiaries (excluding Sterling and its Subsidiaries) as of May 31, 1997 and the related statements of income and cash flows for the Fiscal Years then ended and (B) unaudited Consolidated balance sheet of the Borrower and its Subsidiaries (excluding Sterling and its Subsidiaries) as of August 31, 1997 and the related unaudited interim statements of income and cash flows, copies of which have been furnished to the Administrative Agent and each Lender, fairly present the assets, liabilities and financial position of the Borrower and its Subsidiaries (excluding Sterling and its Subsidiaries) as at such dates, and the results of the operations and cash flows for the periods then ended, subject to the absence of footnotes and normal year-end adjustments with respect to such unaudited statements. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. The Borrower and its Subsidiaries (excluding Sterling and its Subsidiaries) have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto in accordance with GAAP.

          (ii) To the best of the Borrower's knowledge, the (A) audited Consolidated balance sheets of Sterling and its Subsidiaries as of March 29, 1997 and the related statements of income and cash flows for the fiscal year then ended and (B) unaudited Consolidated balance sheet of Sterling and its Subsidiaries as of September 27, 1997 and the related unaudited interim statements of income and cash flows, copies of which have been furnished to the Administrative Agent and each Lender, fairly present the assets, liabilities and position of Sterling and its Subsidiaries as at such dates, and the results of the operations and cash flows for the periods then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP. To the best of the Borrower's knowledge, other than the Sterling Synthetic Lease and the Sterling Lease Guaranty, Sterling and its Subsidiaries have no Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto in accordance with GAAP.

     (p)  NO MATERIAL ADVERSE CHANGE.

          (i) Since May 31, 1997, there has been no material adverse change in the properties, business, operations, or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

          (ii) To the best of the Borrower's knowledge, since June 28, 1997 there has been no material adverse change in the properties, business, operations, or condition (financial or otherwise) of Sterling and its Subsidiaries, taken as a whole, and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect .

     (q) SOLVENCY. As of the Closing Date and after giving effect to each Extension of Credit made hereunder, the Borrower and each of its Subsidiaries, taken as a whole, will be Solvent.

     (r) TITLES TO PROPERTIES. Each of the Borrower and its Subsidiaries has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to Section 7.1(o), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder, and except where the failure to obtain such titles could not reasonably be expected to have a Material Adverse Effect. The Borrower enjoys peaceful and undisturbed possession under all of its leases of real property and all such leases are valid and subsisting and in full force and effect. The Borrower has made available complete and accurate copies of all such leases as of the Closing Date to the Administrative Agent.

     (s) LIENS. None of the properties and assets of the Borrower or any Subsidiary thereof is subject to any Lien, except Liens permitted pursuant to
Section 11.3. No financing statement under the Uniform Commercial Code of any state which names the Borrower or any Subsidiary thereof or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction and neither the Borrower nor any Subsidiary thereof has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 11.3.

     (t) DEBT AND GUARANTY OBLIGATIONS. SCHEDULE 7.1(t) is a complete and correct listing of all Debt (excluding trade payables of the Borrower and its Subsidiaries incurred in connection with the purchase of inventory in the ordinary course of business) and Guaranty Obligations of the Borrower and its Subsidiaries as of the Closing Date in excess of $2,000,000. The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

     (u) LITIGATION. Except as set forth on SCHEDULE 7.1(u), as of the Closing Date there are no actions, suits or proceedings, in which the amount in controversy is equal to or greater than $500,000 per action, suit or proceeding or equal to or greater than $2,000,000 in the aggregate, pending nor, to the knowledge of the Borrower, threatened against or in any other way relating adversely to or affecting the Borrower or any Subsidiary thereof or any of their respective properties (as a defendant or as the recipient of a counterclaim or similar action) in any court or before any arbitrator of any kind or before or by any Governmental Authority.

     (v) ABSENCE OF DEFAULTS. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material Contract (except where such event could not reasonably be expected to have a Material Adverse Effect) or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its

Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor (except where such judgment, decree or order could not reasonably be expected to have a Material Adverse Effect).

     (w) ACQUISITION DOCUMENTS. The Borrower has delivered to the Administrative Agent true, complete and correct copies of the Acquisition Documents, together with all amendments and modifications thereto. Such Acquisition Documents (including the schedules and exhibits thereto) comprise a full and complete copy of all agreements between the parties thereto with respect to the subject matter thereof and all transactions related thereto, and there are no agreements or understandings, oral or written, or side agreements not contained therein that relate to or modify the substance thereof. Such Acquisition Documents have been duly authorized by all necessary corporate action on the part of the Borrower and each of its Subsidiaries party thereto, and, when executed and delivered by the Borrower and each such Subsidiary, shall be enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors' rights in general and the availability of equitable remedies. The information contained in the Acquisition Documents relating to the Borrower and its Subsidiaries as of the date thereof and as of the date hereof, except to the extent corrected on or prior to the Closing Date, did not and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. To the best knowledge of the Borrower after due inquiry, as of the date thereof and as of the date hereof, the information contained in such Acquisition Documents relating to Sterling and the other parties thereto did not and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

     (x) ACCURACY AND COMPLETENESS OF INFORMATION. All written information, reports and other papers and data produced by or on behalf of the Borrower or any Subsidiary thereof and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document furnished or written statement made to the Administrative Agent or the Lenders by the Borrower or any Subsidiary thereof in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of the Borrower or its Subsidiaries or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. The projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. The Borrower is not aware of any facts which it has not disclosed in writing to the Administrative Agent having a Material Adverse Effect, or insofar as the Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

     SECTION 7.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties set forth in this Article VII and all representations and warranties contained in any certificate, or any of the Loan Documents (including but not limited to any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lenders or any borrowing hereunder.

                                 ARTICLE VIII
                       FINANCIAL INFORMATION AND NOTICES

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), unless consent has been obtained in the manner set forth in Section 14.11, the Borrower will furnish or cause to be furnished to the Administrative Agent at the Administrative Agent's Office at the address set forth in Section 14.1 and to the Lenders at their respective addresses as set forth on SCHEDULE 1.1(a), or such other office as may be designated by the Administrative Agent and Lenders from time to time:

     SECTION 8.1.  FINANCIAL STATEMENTS AND PROJECTIONS.

     (a) QUARTERLY FINANCIAL STATEMENTS. As soon as practicable and in any event within forty-five (45) days after the end of each Fiscal Quarter, an unaudited Consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Quarter and unaudited Consolidated and consolidating statements of income and cash flows for the Fiscal Quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to the absence of footnotes and normal year end adjustments.

     (b) ANNUAL FINANCIAL STATEMENTS. As soon as practicable and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such Fiscal Year and audited Consolidated and unaudited consolidating statements of income and cash flows for the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and, in the case of the audited statements, prepared by Arthur Andersen LLP or another independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by the Borrower or any of its Subsidiaries or with respect to accounting principles followed by the Borrower or any of its Subsidiaries not in accordance with GAAP.

     (c) ANNUAL BUSINESS PLAN AND FINANCIAL PROJECTIONS. As soon as practicable and in any event within thirty (30) days after the beginning of each Fiscal Year, a business plan of the Borrower and its Subsidiaries for the ensuing five (5) Fiscal Years, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's major assumptions covering such projections. Such projections shall be accompanied by a certificate of the chief executive officer or chief financial officer of the Borrower to the effect that the projections are based on reasonable estimates and assumptions, all of which are fair in light of the conditions which existed at the time the projections were made, have been prepared on the basis of the assumptions stated therein, and reflect, as of the time so furnished, the reasonable estimate of the Borrower and its Subsidiaries of the results of the operations and other information projected therein, it being recognized by the Administrative Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

     SECTION 8.2. OFFICER'S COMPLIANCE CERTIFICATES. At each time financial statements are delivered pursuant to Sections 8.1 (a) or (b), an Officer's Compliance Certificate duly executed by the chief executive officer or chief financial officer of the Borrower.

     SECTION 8.3. ACCOUNTANTS' CERTIFICATE. At each time financial statements are delivered pursuant to Section 8.1(b), a certificate of the independent public accountants certifying such financial statements addressed to the Administrative Agent for the benefit of the Lenders, stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence.

     SECTION 8.4.  OTHER REPORTS.

     (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto;

     (b) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request; and

     (c) Promptly after the same are sent, copies of all financial statements and reports which the Borrower is required by Governmental Authorities to send to its stockholders, and within ten (10) days after the same are filed (but in any event within forty-five (45) days after the end of each of the first three
(3) fiscal quarters of each Fiscal Year, with respect to reports on Form 10-Q, and within ninety (90) days after the end of each Fiscal Year, with respect to reports on Form 10-K), copies of all financial statements and material regular, periodical, or special reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous state Governmental Authority, including, without limitation, reports filed on Forms 10-K, 10-Q and 8-K.

     SECTION 8.5. NOTICE OF LITIGATION AND OTHER MATTERS. Prompt (but in no event later than five (5) Business Days after an executive officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

     (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses (as a defendant or the recipient of a counterclaim or similar action) which, individually, involve an amount in controversy in excess of $500,000, or, in the aggregate for similar proceedings and investigations, involve an amount in controversy in excess of $2,000,000;

     (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

     (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof, except if such strike or work action could not reasonably be expected to have a Material Adverse Effect;

     (d) any attachment, judgment, lien, levy or order exceeding $5,000,000 that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

     (e)  any Default or Event of Default;

     (f) or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any Subsidiary thereof or any of their respective properties may be bound;

     (g) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan,
(iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to
Section 4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

     (h)  any event which makes any of the representations set forth in Section
7.1 inaccurate in any respect.

     SECTION 8.6. ACCURACY OF INFORMATION. All written information, reports, statements and other papers and data furnished by or on behalf of the Borrower to the Administrative Agent or any Lender (other than financial forecasts) whether pursuant to this Article VIII or any other provision of this Agreement, or any of the Security Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Administrative Agent or any Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.

                                  ARTICLE IX
                             AFFIRMATIVE COVENANTS

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), unless consent has been obtained in the manner provided for in Section 14.11, the Borrower will, and will cause each of its Subsidiaries to:

     SECTION 9.1. PRESERVATION OF CORPORATE EXISTENCE AND RELATED MATTERS. Except as permitted by Section 11.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify could reasonably be expected to have a Material Adverse Effect; PROVIDED, that any Subsidiary may liquidate, dissolve and wind up into the Borrower or a Wholly-Owned Material Subsidiary.

     SECTION 9.2. MAINTENANCE OF PROPERTY. Protect and preserve all properties useful in and necessary to its business, including copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property useful in and necessary to its business; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     SECTION 9.3. INSURANCE. Maintain insurance with financially sound and reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     SECTION 9.4. ACCOUNTING METHODS AND FINANCIAL RECORDS. Maintain a system of accounting, and keep such books, records and accounts (which present fairly in all material respects in accordance with GAAP the financial condition of the Borrower and its Subsidiaries) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 9.5. PAYMENT AND PERFORMANCE OF OBLIGATIONS. Pay and perform all Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices except, in each case, when any failure to pay or perform could not reasonably be expected to have a Material Adverse Effect; PROVIDED, that the Borrower or such Subsidiary may contest any item described in clauses (a) or
(b) of this Section 9.5 in good faith so long as adequate reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 9.6. COMPLIANCE WITH LAWS AND APPROVALS. Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business except where failure to comply with Applicable Laws or maintain Government Approvals could not reasonably be expected to have a Material Adverse Effect.

     SECTION 9.7. ENVIRONMENTAL LAWS. In addition to and without limiting the generality of Section 9.6, (a) comply with, and ensure such compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, except where failure to so comply, obtain, maintain, conduct or complete such actions under such clauses (a) and (b) could not reasonably be expected to have a Material Adverse Effect, and (c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of the Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including, without limitation, reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 9.8. COMPLIANCE WITH ERISA. In addition to and without limiting the generality of Section 9.6, (a) comply with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent, except when the failure to so comply, not take action or take action, not participate, operate or furnish as described in clauses (a) through (e) above could not reasonably be expected to result in liability to the Borrower or any of its Subsidiaries of
(i) $1,000,000 or more per event or action described above or (ii) $2,000,000 or more in the aggregate.

     SECTION 9.9. COMPLIANCE WITH AGREEMENTS. Except where the failure to comply could not be reasonably expected to have a Material Adverse Effect, comply in all respects with each term, condition and provision of all leases, agreements and other instruments entered into in the conduct of its business including, without limitation, any Material Contract; PROVIDED, that the Borrower or such Subsidiary may contest any such lease, agreement or other instrument in good faith through applicable proceedings so long as adequate reserves are maintained in accordance with GAAP.

     SECTION 9.10. CONDUCT OF BUSINESS. Engage only in businesses in substantially the same fields as the businesses conducted on the Closing Date and in lines of business reasonably related thereto.

     SECTION 9.11. VISITS AND INSPECTIONS. Permit representatives of the Administrative Agent (or any Lender at the same time and in coordination with the Administrative Agent) upon reasonable advance notice and during normal business hours, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including, but not limited to, management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     SECTION 9.12.  INTEREST RATE PROTECTION.  Maintain (commencing thirty
(30) days after the Closing Date) during the term of the Credit Facilities, a Hedging Agreement with minimum notional amount at any date of determination equal to fifty percent (50%) of the outstanding principal balance on the Term Loans at an interest rate and upon other terms and conditions reasonably satisfactory to the Administrative Agent.

     SECTION 9.13.  ADDITIONAL COLLATERAL.

     (a) Upon the creation of any Material Subsidiary or upon any Subsidiary becoming a Material Subsidiary, cause to be executed and delivered to the Administrative Agent within five (5) Business Days after the creation of such Material Subsidiary, (i) a supplement to the Guaranty Agreement, with such changes as the Administrative Agent may reasonably request, duly executed by such Material Subsidiary and (ii) a supplement to the Marshall Pledge Agreement or Subsidiary Pledge Agreement, as applicable, with such changes as the Administrative Agent may reasonably request, executed by the Borrower or applicable Subsidiary such that 100% of the outstanding equity interests of such Material Subsidiary owned by the Borrower or such Subsidiary (65% (or the highest percentage that would still prevent such pledge from constituting a deemed dividend under any applicable provision, including, without limitation, Section 956, of the Code) of the outstanding equity interests of such Material Subsidiary if such Subsidiary is a Foreign Subsidiary) shall have been pledged to the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders.

     (b) Upon the delivery of any additional Security Documents and Collateral pursuant to this Section 9.13, deliver to the Administrative Agent favorable legal opinions addressed to the Administrative Agent and Lenders in form and substance satisfactory thereto with respect to such Security Document and additional Collateral and such other documents and closing certificates as may be reasonably requested by the Administrative Agent or Required Lenders consistent with the terms of Article VI.

     SECTION 9.14. YEAR 2000 COMPATIBILITY. The Borrower shall take all actions reasonably necessary and in its control to assure that Borrower's computer based systems are able to operate and effectively process data which includes dates on and after January 1, 2000. At the request of the Administrative Agent, the Borrower shall provide reasonable assurances satisfactory to the Administrative Agent of the Borrower's Year 2000 compatibility.

     SECTION 9.15. FURTHER ASSURANCES. Make, execute and deliver all such additional and further acts, things, deeds and instruments as the Administrative Agent or any Lender may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Administrative Agent and the Lenders their respective rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.

                                   ARTICLE X
                              FINANCIAL COVENANTS

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), unless consent has been obtained in the manner set forth in Section 14.11, the Borrower and its Subsidiaries on a Consolidated basis will not:

     SECTION 10.1. LEVERAGE RATIO. As of the end of any Fiscal Quarter during any period set forth below, permit the ratio of (a) the Consolidated Funded Debt of the Borrower and its Subsidiaries as of such Fiscal Quarter end to (b) the Consolidated Operating Cash Flow of the Borrower and its Subsidiaries for the period of four (4) consecutive Fiscal Quarters ending on such Fiscal Quarter end to exceed the corresponding ratio set forth below:


                      Period                        Ratio
                      ------                        -----

                  1/16/98 - 11/30/98            3.50 to 1.00
                  12/1/98 - 11/30/99            3.25 to 1.00
                  12/1/99 - 11/30/00            3.00 to 1.00
                  12/1/00 and thereafter        2.75 to 1.00

; PROVIDED that with respect to (i) the Fiscal Quarter ending February 28, 1998, Consolidated Operating Cash Flow of the Borrower and its Subsidiaries shall equal the sum of (A) the Consolidated Operating Cash Flow of Marshall and its Subsidiaries (other than Sterling and its Subsidiaries) for the period of four (4) consecutive Fiscal Quarters ending on such Fiscal Quarter end PLUS (B) the Consolidated Operating Cash Flow of Sterling and its Subsidiaries for the period from the Closing Date through February 28, 1998 TIMES eight and one/fifth (8 1/5) [Said fraction calculated to annualize the Consolidated Operating Cash Flow by multiplying four times the quotient of ninety days divided by forty-four days], (ii) the Fiscal Quarter ending
May 31, 1998, Consolidated Operating Cash Flow of the Borrower and its Subsidiaries shall equal the sum of (A) the Consolidated Operating Cash Flow of Marshall and its Subsidiaries (other than Sterling and its Subsidiaries) for the period of four (4) consecutive Fiscal Quarters ending on such Fiscal Quarter end PLUS (B) the Consolidated Operating Cash Flow of Sterling and its Subsidiaries for such Fiscal Quarter TIMES four (4), (iii) the Fiscal Quarter ending August 31, 1998, Consolidated Operating Cash Flow of the Borrower and its Subsidiaries shall equal the sum of (A) the Consolidated Operating Cash Flow of Marshall and its Subsidiaries (other than Sterling and its Subsidiaries) for the period of four (4) consecutive Fiscal Quarters ending on such Fiscal Quarter end PLUS (B) the Consolidated Operating Cash Flow of Sterling and its Subsidiaries for the period of two (2) consecutive Fiscal Quarters ending on such Fiscal Quarter end TIMES two (2), and (iv) the Fiscal Quarter ending November 30, 1998, Consolidated Operating Cash Flow of the Borrower and its Subsidiaries shall equal the sum of (A) the Consolidated Operating Cash Flow of Marshall and its Subsidiaries (other than Sterling and its Subsidiaries) for the period of four (4) consecutive Fiscal Quarters ending on such Fiscal Quarter end PLUS (B) the Consolidated Operating Cash Flow of Sterling and its Subsidiaries for the period of three (3) consecutive Fiscal Quarters ending on such Fiscal Quarter end TIMES four-thirds (4/3).

     SECTION 10.2. INTEREST COVERAGE RATIO. As of the end of any Fiscal Quarter commencing the Fiscal Quarter ending February 28, 1998, permit the ratio of (a) Consolidated EBIT of the Borrower and its Subsidiaries for the period of four (4) consecutive Fiscal Quarters ending on such Fiscal Quarter end to (b) Consolidated Interest Expense of the Borrower and its Subsidiaries for such period of four (4) consecutive Fiscal Quarters, to be less than 3.50 to 1.0; PROVIDED that with respect to (i) the Fiscal Quarter ending February 28, 1998, the Consolidated EBIT of the Borrower and its Subsidiaries shall equal the sum of (A) the Consolidated EBIT of

Marshall and its Subsidiaries (other than Sterling and its Subsidiaries) for the period of four (4) consecutive Fiscal Quarters ending on such Fiscal Quarter end PLUS (B) the Consolidated EBIT of Sterling and its Subsidiaries for the period from the Closing Date through February 28, 1998 TIMES eight and one-fifth (8 1/5) [Said fraction calculated to annualize the Consolidated EBIT by multiplying four times the quotient of ninety days divided by forty-four days], (ii) the Fiscal Quarter ending May 31, 1998, the Consolidated EBIT of the Borrower and its Subsidiaries shall equal the sum of (A) the Consolidated EBIT of Marshall and its Subsidiaries (other than Sterling and its Subsidiaries) for the period of four (4) consecutive Fiscal Quarters ending on such Fiscal Quarter end PLUS (B) the Consolidated EBIT of Sterling and its Subsidiaries for such Fiscal Quarter TIMES four (4), (iii) the Fiscal Quarter ending August 31, 1998, the Consolidated EBIT of the Borrower and its Subsidiaries shall equal the sum of (A) the Consolidated EBIT of Marshall and its Subsidiaries (other than Sterling and its Subsidiaries) for the period of four (4) consecutive Fiscal Quarters ending on such Fiscal Quarter end PLUS
(B) the Consolidated EBIT of Sterling and its Subsidiaries for the period of two (2) consecutive Fiscal Quarters ending on such Fiscal Quarter end TIMES two (2), (iv) the Fiscal Quarter ending November 30, 1998, the Consolidated EBIT of the Borrower and its Subsidiaries shall equal the sum of (A) the Consolidated EBIT of Marshall and its Subsidiaries (other than Sterling and its Subsidiaries) for the period of four (4) consecutive Fiscal Quarters ending on such Fiscal Quarter end PLUS (B) the Consolidated EBIT of Sterling and its Subsidiaries for the period of three (3) consecutive Fiscal Quarters ending on such Fiscal Quarter end TIMES four-thirds (4/3); and PROVIDED
FURTHER that with respect to (i) the Fiscal Quarter ending February 28, 1998, the Consolidated Interest Expense of the Borrower and its Subsidiaries shall be equal to the Consolidated Interest Expense of the Borrower and its Subsidiaries for such Fiscal Quarter TIMES four (4), (ii) the Fiscal Quarter ending May 31, 1998, the Consolidated Interest Expense of the Borrower and its Subsidiaries shall be equal to the Consolidated Interest Expense of the Borrower and its Subsidiaries for the period of two (2) consecutive Fiscal Quarters ending on such Fiscal Quarter end TIMES two (2), and (iii) the Fiscal Quarter ending August 31, 1998, the Consolidated Interest Expense of the Borrower and its Subsidiaries shall be equal to the Consolidated Interest Expense of the Borrower and its Subsidiaries for the period of three (3) consecutive Fiscal Quarters ending on such Fiscal Quarter end TIMES four-thirds (4/3).

     SECTION 10.3. MINIMUM TANGIBLE NET WORTH. As of the end of any Fiscal Quarter, permit Tangible Net Worth as of such date to be less than (a) $210,000,000, PLUS (b) 75% of cumulative quarterly Consolidated Net Income of the Borrower and its Subsidiaries commencing on March 1, 1998 (without deduction for any quarterly losses), PLUS (c) 75% of the Net Cash Proceeds of any issuance of any common equity (excluding equity issued pursuant to employee stock options) by the Borrower or any of its Subsidiaries after the Closing Date.

     SECTION 10.4. CURRENT RATIO. As of the end of any Fiscal Quarter, permit the ratio of (a) Consolidated Current Assets of the Borrower and its Subsidiaries as of such Fiscal Quarter end to (b) Consolidated Current Liabilities of the Borrower and its Subsidiaries as of such Fiscal Quarter end, to be less than 1.75 to 1.0.

                                  ARTICLE XI
                              NEGATIVE COVENANTS

     So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), unless consent has been obtained in the manner set forth in Section 14.11, the Borrower will not and will not permit any of its Subsidiaries to:

     SECTION 11.1. LIMITATIONS ON DEBT. Create, incur, assume or suffer to exist any Debt except:

     (a)  the Obligations;

     (b)  Debt incurred in connection with the Hedging Agreement required by
Section 9.12 and any other Hedging Agreement with a counterparty and upon terms and conditions reasonably satisfactory to the Administrative Agent;

     (c) Debt existing on the Closing Date and not otherwise permitted under this Section 11.1, including, without limitation, Debt set forth on
SCHEDULE 7.1(t), and the renewal and refinancing (but not the increase) thereof;

     (d) Debt of the Borrower and its Subsidiaries incurred in connection with Capitalized Leases in an aggregate amount not to exceed $10,000,000 on any date of determination;

     (e) purchase money Debt of the Borrower and its Subsidiaries incurred in the ordinary course of business in an aggregate amount not to exceed $10,000,000 on any date of determination;

     (f)  Debt consisting of Guaranty Obligations permitted by Section 11.2;

     (g) Debt consisting of trade payables of the Borrower and its Subsidiaries incurred in connection with the purchase of inventory in the ordinary course of business; and

     (h) Debt not otherwise permitted by this Section 11.1 in an aggregate amount not to exceed $5,000,000 on any date of determination;

PROVIDED, that none of the Debt permitted to be incurred by this Section shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

     SECTION 11.2. LIMITATIONS ON GUARANTY OBLIGATIONS. Create, incur, assume or suffer to exist any Guaranty Obligations except:

     (a) Guaranty Obligations in favor of the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders;

     (b) Guaranty Obligations in an amount not to exceed $2,000,000 to secure payment or performance of customer service contracts incurred in the ordinary course of business;

     (c) Guaranty Obligations in an aggregate amount not to exceed $2,000,000 in connection with flooring arrangements with customers to repurchase goods that the Borrower or its Subsidiaries sold to such customers; and

     (d)  the Sterling Lease Guaranty.

     SECTION 11.3. LIMITATIONS ON LIENS. Create, incur, assume or suffer to exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests), real or personal, whether now owned or hereafter acquired, except:

     (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days except with respect to immaterial matters), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

     (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, (i) which are not overdue for a period of more than thirty (30) days (except with respect to immaterial matters) or
(ii) which are being contested in good faith and by appropriate proceedings;

     (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation;

     (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

     (e) Liens in favor of the Administrative Agent for the ratable benefit of the Administrative Agent and the Lenders;

     (f) Liens not otherwise permitted by this Section 11.3 and in existence on the Closing Date and described on SCHEDULE 11.3 and the replacement or extension thereof to the extent the related Debt is permitted pursuant to
Section 11.1(c); and

     (g) Liens securing Debt permitted under Section 11.1(d) and (e); PROVIDED that (i) such Liens shall be created substantially simultaneously with the acquisition or lease of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price or original lease payment amount of such property at the time it was acquired.

     SECTION 11.4. LIMITATIONS ON LOANS, ADVANCES, INVESTMENTS AND ACQUISITIONS. Purchase, own, invest in or otherwise acquire, directly or indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or enter into, directly or indirectly, any commitment or option in respect of the foregoing except:

     (a) investments in Subsidiaries existing on the Closing Date and the other existing loans, advances and investments described on SCHEDULE 11.4;

     (b) investments in newly formed Wholly-Owned Subsidiaries; PROVIDED, that the Borrower shall comply and cause its Subsidiaries to comply with Section 9.13, if applicable;

     (c) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof,
(ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either
Standard & Poor's Rating's Group, a Division of McGraw-Hill Corporation or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency (collectively, "Cash Equivalents"); PROVIDED, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

     (d) advances by the Borrower or any of its Subsidiaries to their employees for travel and other related expenses in an aggregate amount not to exceed $1,000,000 in any Fiscal Year;

     (e) extensions of credit in the ordinary course of business to account debtors of the Borrower and its Subsidiaries with respect to trade accounts receivable;

     (f) investments in the form of the acquisition of capital stock or other similar securities received in connection with the bankruptcy or reorganization of suppliers and customers of the Borrower and its Subsidiaries and in settlement of delinquent obligations of, and other disputes with, customers and suppliers of the Borrower and its Subsidiaries arising in the ordinary course of business;

     (g)  the Acquisition;

     (h) the purchase of the property subject to the Sterling Synthetic Lease in accordance with the terms of the Sterling Synthetic Lease Documents, as the same may be amended in accordance with the terms of Addendum A; and

     (i) investments by the Borrower or any of its Subsidiaries (i) in the form of the acquisition of all or substantially all of the business or a line of business (whether by the acquisition of capital stock or other equity interest, assets or any combination thereof) of any other Person or (ii) in the form of an investment pursuant to which the Borrower or any of its Subsidiaries purchases fifty percent (50%) or less of a business or line of business (including the Asian Joint Venture) (whether by the acquisition of capital stock or other equity interest, assets or any combination thereof) if, in either case, such acquisition or investment meets the following requirements: (A) if the investment is in the form of an acquisition of capital stock or other equity interest under subclause (i) above, the Person whose equity interest is to be acquired shall be or, as a result of such acquisition shall become, a Wholly-Owned Subsidiary of the Borrower and no Change of Control shall have been effected thereby, (B) the Person whose assets, capital stock or combination thereof are to be acquired or the entity in which the Borrower or any of its Subsidiaries is to invest shall engage in a business substantially similar to the Borrower's ordinary course of business in existence as of the Closing Date, (C) evidence of approval of the acquisition or investment by the board of directors or equivalent governing body of the acquired Person authorizing the acquisition or investment and the execution, delivery and performance of any transactions contemplated thereby, shall have been delivered to the Administrative Agent, (D) if the total consideration for such acquisition or investment is in excess of $5,000,000, the Borrower shall have demonstrated pro forma compliance with each covenant contained in Articles IX, X and XI hereof prior to consummating the acquisition and no Default or Event of Default shall have occurred and be continuing both before and after giving effect to the acquisition, (E) a description of the acquisition or investment and the governing documentation shall have been delivered to the Administrative Agent at least ten (10) Business Days prior to the consummation of the acquisition and a copy of the final governing documentation shall be delivered within a reasonable time after the acquisition, (F) the Borrower shall comply and cause each of its Subsidiaries to comply with Section 9.13 and (G) the fair market value of all consideration paid (including, without limitation, cash consideration paid, Debt assumed and the value of an stock transferred in any "pooling of interests" or otherwise) in connection with all such acquisitions and investments in the aggregate shall not exceed $30,000,000 during the term of this Agreement; PROVIDED, that the Borrower and its Subsidiaries may make an acquisition such that the aggregate consideration for all acquisitions and investments made during the term of this Agreement exceeds $30,000,000 if such acquisition has been previously approved in writing by the Required Lenders.

     SECTION 11.5. LIMITATIONS ON MERGERS AND LIQUIDATION. Merge, consolidate or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

     (a) any Wholly-Owned Subsidiary of the Borrower may merge with or be wound up into the Borrower or any other Wholly-Owned Subsidiary of the Borrower (as long as the Borrower or any such Subsidiary which has executed a Guaranty Agreement, as applicable, is the survivor of any such transaction involving any such Person);

     (b) any Wholly-Owned Subsidiary may merge with the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 11.4(h); and

     (c)  the consummation of the Acquisition.

     SECTION 11.6. LIMITATIONS ON SALE OF ASSETS. Convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

     (a)  the sale of Inventory in the ordinary course of business;

     (b) the sale of assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

     (c) the transfer of (i) assets to the Borrower, (ii) assets to any Wholly-Owned Subsidiary of the Borrower pursuant to Section 11.5(a), (iii) inventory in the ordinary course of business to the Borrower or any Wholly-Owned Subsidiary and (iv) assets having an aggregate fair market value of less than $3,000,000 during the term of this Agreement to the Borrower or any Material Subsidiary;

     (d) sale and leaseback transactions in an aggregate amount that does not exceed $15,000,000 over the term of this Agreement;

     (e) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof; and

     (f) any other sale or disposition of assets by the Borrower or its Subsidiaries in the ordinary course of business, as long as Net Cash Proceeds are applied as set forth herein.

     SECTION 11.7. LIMITATIONS ON DIVIDENDS AND DISTRIBUTIONS. Declare or pay any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; PROVIDED that:

     (a) the Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

     (b)  any Subsidiary may pay cash dividends to the Borrower; and

     (c) the Borrower may pay cash dividends to its shareholders in an aggregate amount not to exceed in any Fiscal Year five percent (5%) of the Consolidated Net Income of the Borrower and its Subsidiaries for the preceding Fiscal Year; PROVIDED that the Borrower must remain in compliance on a pro forma basis with each covenant contained in Articles X and XI prior to and following the payment of any such cash dividends.

     SECTION 11.8. LIMITATIONS ON EXCHANGE AND ISSUANCE OF CAPITAL STOCK. Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be, (a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

     SECTION 11.9.  TRANSACTIONS WITH AFFILIATES.  Directly or indirectly:
(a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates (other than the payment of fees to directors and advances to employees for expenses (including relocation expenses)), or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Required Lenders and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate (PROVIDED that the approval of the Required Lenders shall not be required (i) to the extent the aggregate value of all such transactions is not in excess of $3,000,000 or (ii) with respect to the purchase and sale of inventory in the ordinary course of business to or from its Affiliates).

     SECTION 11.10. CERTAIN ACCOUNTING CHANGES. Change its Fiscal Year end, or make any significant change in its accounting treatment and reporting practices except as required by GAAP or required by Governmental Authorities.

     SECTION 11.11. CHARTER DOCUMENTS; CAPITALIZATION. Amend or modify its articles of incorporation, by-laws, corporate structure or capitalization in any way that would reasonably be expected to have a Material Adverse Effect.

     SECTION 11.12. RESTRICTIVE AGREEMENTS. Enter into any Debt which contains any negative pledge on assets or any covenants materially more restrictive than the provisions of Articles X and XI hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens


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


on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

                                  ARTICLE XII
                             DEFAULT AND REMEDIES

     SECTION 12.1. EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

     (a) DEFAULT IN PAYMENT OF PRINCIPAL OF LOANS AND REIMBURSEMENT OBLIGATIONS. The Borrower shall default in any payment of principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

     (b) OTHER PAYMENT DEFAULT. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

     (c) MISREPRESENTATION. Any representation or warranty made or deemed to be made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

     (d) DEFAULT IN PERFORMANCE OF CERTAIN COVENANTS. The Borrower shall default in the performance or observance of any covenant or agreement contained in Section 8.5(e) or Articles X or XI.

     (e) DEFAULT IN PERFORMANCE OF OTHER COVENANTS AND CONDITIONS. The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section 12.1) or any other Loan Document and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Borrower by the Administrative Agent.

     (f) HEDGING AGREEMENT. Any termination payment shall be due by the Borrower under any Hedging Agreement and such amount is not paid within five
(5) Business Days of the due date thereof.

     (g)  DEBT CROSS-DEFAULT.  The Borrower or any of its Subsidiaries shall
(i) default in the payment of any Debt (other than (A) the Notes or any Reimbursement Obligation and (B) trade payables of the Borrower and its Subsidiaries incurred in connection with the purchase of inventory in the ordinary course of business) the aggregate outstanding amount of which Debt is in excess of $3,000,000 beyond the period of grace if any, provided in the instrument or agreement under which


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


such Debt was created, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than (A) the Notes or any Reimbursement Obligation and (B) trade payables of the Borrower and its Subsidiaries incurred in connection with the purchase of inventory in the ordinary course of business) the aggregate outstanding amount of which Debt is in excess of $3,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

     (h) OTHER CROSS-DEFAULTS. The Borrower or any of its Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP; PROVIDED, that this Section 12.1(h) shall not apply if such default could not reasonably be expected to have a Material Adverse Effect.

     (i) CHANGE IN CONTROL. (i) Any person or group of persons (within the meaning of Section 13(d) of the Securities and Exchange Act of 1934, as amended) shall obtain ownership or control in one or more series of transactions of more than twenty-five percent (25%) of the common stock or twenty-five percent (25%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower, (ii) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $3,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein, (iii) the Borrower shall fail to own or control, directly or indirectly, more than seventy-five percent (75%) of the common stock or seventy-five percent (75%) of the voting power of any Subsidiary entitled to vote in the election of members of the board of directors of such Subsidiary or other governing body of such Subsidiary, other than as a result of a merger, consolidation or other similar combination permitted under Section 11.5 or (iv) the Borrower shall fail to own or control, directly or indirectly, one hundred percent (100%) of the common stock or one hundred percent (100%) of the voting power of Sterling entitled to vote in the election of members of the board of directors of Sterling or other governing body of Sterling, other than as a result of a merger, consolidation or other similar combination permitted under
Section 11.5, (any such event, a "Change in Control").

     (j) VOLUNTARY BANKRUPTCY PROCEEDING. The Borrower or any Subsidiary thereof shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general


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


assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

     (k) INVOLUNTARY BANKRUPTCY PROCEEDING. A case or other proceeding shall be commenced against the Borrower or any Subsidiary thereof in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for the Borrower or any Subsidiary thereof or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue undismissed or unstayed for a period of sixty (60) consecutive days, or an order granting the relief requested in such case or proceeding (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

     (l) FAILURE OF AGREEMENTS. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person shall so state in writing, or this Agreement or any other Loan Document shall for any reason (except as a result of the gross negligence or willful misconduct of the Administrative Agent or any Lender) cease to create a valid and perfected first priority Lien on, or security interest in, any of the collateral purported to be covered thereby, except for Liens permitted by this Agreement, in each case other than in accordance with the express terms hereof or thereof.

     (m)  TERMINATION EVENT.  The occurrence of any of the following events:
(i) the Borrower or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, the Borrower or any ERISA Affiliate is required to pay as contributions thereto, (ii) an accumulated funding deficiency in excess of $3,000,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) the Borrower or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $3,000,000.

     (n) JUDGMENT. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed $3,000,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue undischarged or unstayed for a period of thirty (30) days.

     SECTION 12.2. REMEDIES. Upon the occurrence of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

     (a) ACCELERATION; TERMINATION OF CREDIT FACILITIES. Declare the principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the


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


other Loan Documents (including, without limitation, all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Credit Facilities; PROVIDED, that upon the occurrence of an Event of Default specified in Section 12.1(j) or (k), the Credit Facilities shall be automatically terminated and all Obligations shall automatically become due and payable.

     (b) LETTERS OF CREDIT. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Administrative Agent an amount in cash equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

     (c) RIGHTS OF COLLECTION. Exercise on behalf of the Lenders all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrower's Obligations.

     SECTION 12.3. RIGHTS AND REMEDIES CUMULATIVE; NON-WAIVER; ETC. The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.


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                                 ARTICLE XIII
                           THE ADMINISTRATIVE AGENT

     SECTION 13.1. APPOINTMENT. Each of the Lenders hereby irrevocably designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent.

     SECTION 13.2. DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     SECTION 13.3. EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or any of its Subsidiaries or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of the Borrower or any of its Subsidiaries to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries.

     SECTION 13.4. RELIANCE BY THE ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent


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


may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with
Section 14.10. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     SECTION 13.5. NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

     SECTION 13.6. NON-RELIANCE ON THE ADMINISTRATIVE AGENT AND OTHER LENDERS. Each Lender expressly acknowledges that neither the Administrative Agent nor any of the Administrative Agent's officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries. Except for notices, reports and


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


other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     SECTION 13.7. INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Extensions of Credit, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; PROVIDED that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 13.7 shall survive the payment of the Notes, any Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     SECTION 13.8. THE ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY. The Administrative Agent and its Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Extensions of Credit made or renewed by it and any Note issued to it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     SECTION 13.9. RESIGNATION OF THE ADMINISTRATIVE AGENT; SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000 and, if no Default or Event of Default has occurred or is continuing, be reasonably acceptable to the Borrower. If no successor Administrative Agent shall have been so appointed by the Required Lenders and, if applicable, accepted by the Borrower, or such appointee shall not have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent


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


hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article XIII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                                  ARTICLE XIV
                                 MISCELLANEOUS


     SECTION 14.1.  NOTICES.

     (a) METHOD OF COMMUNICATION. Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy prior to 3:30 p.m. on such date, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

     (b) ADDRESSES FOR NOTICES. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Borrower:           Marshall Industries
                                   9320 Telstar Avenue
                                   El Monte, CA 91731
                                   Attention:      Henry W. Chin
                                   Telephone No.:  (626) 307-6232
                                   Telecopy No.:   (626) 312-6715


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


     With copies to:            O'Melveny & Myers
                                400 South Hope Street
                                Los Angeles, California 90071
                                Attention:     Stephen Antion
                                Telephone No.:      (213) 669-6000
                                Telecopy No.:       (213) 669-6407

     If to First Union as       First Union National Bank
     Administrative Agent:      One First Union Center, TW-10
                                301 South College Street
                                Charlotte, North Carolina 28288-0608
                                Attention:          Syndication Agency Services
                                Telephone No.:      (704) 374-2698
                                Telecopy No.:       (704) 383-0288

     With copies to:            First Union National Bank
                                One First Union Center, TW-5
                                301 South College Street
                                Charlotte, North Carolina 28288-0737
                                Attention:          George Woolsey
                                Telephone No.:      (704) 374-7907
                                Telecopy No.:       (704) 374-3300

                                Kennedy Covington Lobdell Hickman, L.L.P.
                                Suite 4200
                                100 North Tryon Street
                                Charlotte, North Carolina 28202-4006
                                Attention:          Jefferson W. Brown, Esq.
                                Telephone No.:      (704) 331-7400
                                Telecopy No.:       (704) 331-7598

     If to any Lender:          To the Address set forth on SCHEDULE 1.1(a)
                                hereto

     (c) ADMINISTRATIVE AGENT'S OFFICE. The Administrative Agent hereby designates its office located at the address set forth above, or any subsequent office in the United States which shall have been specified for such purpose by written notice to the Borrower and Lenders, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Extensions of Credit will be disbursed.

     SECTION 14.2. EXPENSES; INDEMNITY. The Borrower will (a) pay all out-of-pocket expenses of the Administrative Agent in connection with: (i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket syndication and due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative


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

Agent or the Lenders relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent, (b) at any time after a Default has occurred and is continuing (or at any time thereafter with respect to any of the following undertaken during the existence of a Default), pay all reasonable out-of-pocket expenses of the Administrative Agent and, if such Default is an Event of Default, each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and Lenders under the Credit Facilities, including consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons, and
(c) defend, indemnify and hold harmless the Administrative Agent and the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     SECTION 14.3. SET-OFF In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with Section 14.10 are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of the Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 12.2 and although such Obligations shall be contingent or unmatured.

     SECTION 14.4. GOVERNING LAW. This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 14.5. CONSENT TO JURISDICTION. The Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Mecklenburg County, North Carolina, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. The Borrower hereby irrevocably consents to the service of a summons and complaint and other process in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 14.1. Nothing in this Section 14.5 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by Applicable Law or affect the right of the Administrative Agent or any Lender to bring any action or proceeding against the Borrower or its properties in the courts of any other jurisdictions.

     SECTION 14.6.  BINDING ARBITRATION; WAIVER OF JURY TRIAL.

     (a) BINDING ARBITRATION. Upon demand of any party, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Notes or any other Loan Document ("Disputes"), between or among parties to the Notes or any other Loan Document, shall be resolved by binding arbitration as provided herein; PROVIDED, that if demand is made after institution of judicial proceedings, such demand must be made within 120 days after the date such proceedings are instituted. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents.
Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51, ET SEQ. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement that is a Loan Document.

     (B) JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, THE ADMINISTRATIVE AGENT, EACH LENDER AND THE BORROWER HEREBY IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

     (c) PRESERVATION OF CERTAIN REMEDIES. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding, and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     SECTION 14.7. REVERSAL OF PAYMENTS. To the extent the Borrower makes a payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 14.8.  INJUNCTIVE RELIEF.

     (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     (b) The Administrative Agent, Lenders and Borrower (on behalf of itself and its Subsidiaries) hereby agrees that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

     SECTION 14.9. ACCOUNTING MATTERS. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by the Borrower or any Subsidiary thereof to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent and Required Lenders to the contrary agreed to by the Borrower, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, shall be recommended by the Borrower's certified public accountants or shall be required by Governmental Authorities, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrower and the Required Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     SECTION 14.10. SUCCESSORS AND ASSIGNS; PARTICIPATIONS.

     (a) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

     (b) ASSIGNMENT BY LENDERS. Each Lender may, with the consent of the Administrative Agent and, so long as no Default or Event of Default shall have occurred and be continuing, the Borrower, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Obligations at the time owing to it and the Notes held by it); PROVIDED that:

          (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

          (ii) except for assignments to a Lender, if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

          (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance in the form of EXHIBIT H attached hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment;

          (iv) such assignment shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or the Notes under the blue sky laws of any state; and

          (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,500 upon the execution by such Lender of the Assignment and Acceptance; PROVIDED that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereby and (B) the Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement.

     (c) RIGHTS AND DUTIES UPON ASSIGNMENT. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

     (d) REGISTER. The Administrative Agent shall maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Obligations with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (e) ISSUANCE OF NEW NOTES. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of EXHIBIT H:

          (i)    accept such Assignment and Acceptance;

          (ii)   record the information contained therein in the Register;

          (iii)  give prompt notice thereof to the Lenders and the Borrower;
     and

          (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within five (5) Business Days after receipt of notice, the Borrower shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such Eligible Assignee in amounts equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. Each surrendered Note or Notes shall be canceled and returned to the Borrower.

     (f) PARTICIPATIONS. Each Lender may sell participations to one or more banks or other financial institutions in all or a portion of its rights and/or obligations under this Agreement (including, without limitation, all or a portion of its Commitment and the Notes held by it); PROVIDED that:

          (i) each such participation shall be in an amount not less than $5,000,000;

          (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment) shall remain unchanged;

          (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

          (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

          (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement;

          (vi) such Lender shall not permit such participant the right to approve any waivers, amendments or other modifications to this Agreement or any other Loan Document other than waivers, amendments or modifications which would reduce the principal of or the interest rate on any Loan or Reimbursement Obligation, extend the term or increase the amount of the Commitment, reduce the amount of any fees to which such participant is entitled, extend any scheduled payment date for principal of any Loan or, except as expressly contemplated hereby or thereby, release substantially all of the Collateral; and

          (vii) any such disposition shall not, without the consent of the Borrower, require the Borrower to file a registration statement with the Securities and Exchange Commission or to apply to qualify the Loans or the Notes under the blue sky laws of any state.

     (g) DISCLOSURE OF INFORMATION; CONFIDENTIALITY. Except as required by law or order or demand of any Governmental Authority, the Administrative Agent and the Lenders shall hold all non-public information with respect to the Borrower and its Subsidiaries obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; PROVIDED, that the Administrative Agent may disclose information relating to this Agreement to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications; and PROVIDED, FURTHER, that the Administrative Agent and Lenders may disclose information relating to this Agreement to their Affiliates, attorneys, accountants and other representatives, each of whom shall be advised of, and shall be subject to, the confidentiality provisions set forth herein, and in connection with any litigation between the Lenders and the Borrower. In the event that the Administrative Agent or any Lender is required by any Governmental Authority to disclose any non-public information with respect to the Borrower, the Administrative Agent and Lenders agree that, unless legally prohibited, they will provide the Borrower with prompt notice of any such requirement to enable the Borrower to seek an appropriate protective order. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to this Section 14.10, disclose to the assignee, participant, proposed assignee or proposed participant, any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; PROVIDED, that prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrower or such Lender to preserve the confidentiality of any confidential information relating to the Borrower received from such Lender.

     (h) CERTAIN PLEDGES OR ASSIGNMENTS. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 14.11. AMENDMENTS, WAIVERS AND CONSENTS. Except as set forth below, any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrower; PROVIDED, that no amendment, waiver or consent shall

          (a) (i)   increase the Revolving Credit Commitment of any Lender,
     (ii) reduce the rate of interest or fees payable on any Revolving Credit Loan, the Revolving Credit Commitment, any Letter of Credit or Reimbursement Obligation, (iii) extend the originally scheduled time or times of payment of the principal of any Revolving Credit Loan or Reimbursement Obligation or the time or times of payment of interest on any Revolving Credit Loan, the Revolving Credit Commitment, any Letter of Credit or Reimbursement Obligation or any fee or commission with respect thereto, (iv) reduce or waive the principal amount of any Revolving Credit Loan or Reimbursement Obligation, (v) permit the subordination of the principal of and interest on any Revolving Credit Loan or Reimbursement Obligation or (vi) extend the time of the obligation of the Revolving Commitment Lenders to make or issue or participate in Letters of Credit, in any case, without the written consent of each Lender holding Revolving Credit Loans or a Revolving Credit Commitment,

          (b) (i)   increase the Term Loan Commitment of any Lender, (ii)
     reduce the rate of interest or fees payable on any Term Loan, (iii) reduce or waive the principal amount of any Term Loan, (iv) permit any subordination of the principal of or interest on any Term Loan or (v) extend the originally scheduled time or times of payment of the principal of any Term Loan or the time or times of payment of interest on any Term Loan or any fee or commission with respect thereto, in any case, without the written consent of each Lender holding a Term Loan, or

          (c) release any portion of the Collateral or release any Security Document (other than as specifically permitted in this Agreement or the applicable Security Document), amend the provisions of this Section 14.11, or amend the definition of Required Lenders without the written consent of each Lender.

In addition, no amendment, waiver or consent to the provisions of (a) Article XIII shall be made without the written consent of the Administrative Agent and
(b) Article III without the written consent of the Issuing Lender.

     SECTION 14.12. PERFORMANCE OF DUTIES. The Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 14.13. ALL POWERS COUPLED WITH INTEREST. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Credit Facilities have not been terminated.

     SECTION 14.14. SURVIVAL OF INDEMNITIES. Notwithstanding any termination of this Agreement, the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIV and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     SECTION 14.15. TITLES AND CAPTIONS. Titles and captions of Articles, Sections and subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     SECTION 14.16. SEVERABILITY OF PROVISIONS. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 14.17. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 14.18. TERM OF AGREEMENT. This Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. The Administrative Agent is hereby permitted to release all Liens on the Collateral in favor of the Administrative Agent, for the ratable benefit of itself and the Lenders, upon repayment of the outstanding principal of and all accrued interest on the Loan, payment of all outstanding fees and expenses hereunder and the termination of the Lenders' Commitments. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first written above.

[CORPORATE SEAL]              MARSHALL INDUSTRIES

                              By:  /s/ Robert Rodin
                                  --------------------------------------
                                   Robert Rodin
                                  --------------------------------------
                                   President and Chief Executive Officer
                                  --------------------------------------

[CORPORATE SEAL]              STERLING ELECTRONICS CORPORATION

                              By:  /s/ Ronald S. Spolane
                                  --------------------------------------
                                   Robert Spolane
                                  --------------------------------------
                                   Chairman and Chief Executive Officer
                                  --------------------------------------

                              FIRST UNION NATIONAL BANK,
                              as Administrative Agent and Lender

                              By:  /s/ GEORGE L. WOOLSEY
                                  --------------------------------------
                                   George L. Woolsey
                                  --------------------------------------
                                   Vice President
                                  --------------------------------------


                              ABN AMRO BANK, N.V.

                              By:  /s/ HEATHER F. BRANDT
                                  --------------------------------------
                                   Heather F. Brandt
                                  --------------------------------------
                                   Vice President
                                  --------------------------------------

                              By:  /s/ PAUL K. STIMPFL
                                  --------------------------------------
                                   Paul K. Stimpfl
                                  --------------------------------------
                                   Vice President
                                  --------------------------------------


                              THE BANK OF NEW YORK

                              By:  /s/ REBECCA K. LEVINE
                                  --------------------------------------
                                   Rebecca K. Levine
                                  --------------------------------------
                                   Vice President
                                  --------------------------------------


                              COMERICA BANK

                              By:  /s/ EMMANUEL M. SKEVOFILAX
                                  --------------------------------------
                                   Emmanuel M. Skevofilax
                                  --------------------------------------
                                   Assistant Vice President
                                  --------------------------------------


                              THE FIRST NATIONAL BANK OF CHICAGO

                              By:  /s/ JAMES D. BENKO
                                  --------------------------------------
                                   James D. Benko
                                  --------------------------------------
                                   Vice President
                                  --------------------------------------


                              NATIONSBANK OF TEXAS, N.A.

                              By:  /s/ GEORGE V. HAUSLER
                                  --------------------------------------
                                   George V. Hausler
                                  --------------------------------------
                                   Vice President
                                  --------------------------------------


                              UNION BANK OF CALIFORNIA, N.A.

                              By:  /s/ SCOTT LANE
                                  --------------------------------------
                                   Scott Lane
                                  --------------------------------------
                                   Vice President
                                  --------------------------------------


                              WELLS FARGO BANK, NATIONAL
                              ASSOCIATION

                              By:  /s/ DANIEL F. MADDOX
                                  --------------------------------------
                                   Daniel F. Maddox
                                  --------------------------------------
                                   Vice President
                                  --------------------------------------


                              BANQUE NATIONAL DE PARIS

                              By:  /s/ CLIVE BETTLES
                                  --------------------------------------
                                   Clive Bettles
                                  --------------------------------------
                                   Senior Vice President
                                  --------------------------------------

                              By:  /s/ DEBORAH Y. GOHH
                                  --------------------------------------
                                   Deborah Y. Gohh
                                  --------------------------------------
                                   Vice President
                                  --------------------------------------


                              BANK OF MONTREAL

                              By:  /s/ THOMAS H. PEER
                                  --------------------------------------
                                   Thomas H. Peer
                                  --------------------------------------
                                   Director
                                  --------------------------------------

                       ADDENDUM, EXHIBITS AND SCHEDULES

ADDENDUM

Addendum A          -    Terms Respecting Joinder of Sterling as a Borrower to
                         the Credit Agreement

EXHIBITS
--------

Exhibit A           -    Form of Revolving Credit Note
Exhibit B           -    Form of Term Loan Notes
Exhibit C-1         -    Form of Notice of Revolving Credit Borrowing
Exhibit C-2         -    Form of Notice of Term Loan Borrowing
Exhibit C-3         -    Form of Notice of Conversion/Continuation
Exhibit C-4         -    Form of Letter of Credit Application
Exhibit D           -    Form of Notice of Payment
Exhibit E           -    Form of Notice of Account Designation
Exhibit F           -    Form of Officer's Certificate
Exhibit G           -    Form of Assignment and Acceptance
Exhibit H-1         -    Form of Marshall Pledge Agreement
Exhibit H-2         -    Form of Subsidiary Pledge Agreement
Exhibit I           -    Form of Guaranty Agreement


SCHEDULES
---------

Schedule 1.1(a)     -    Lenders and Commitments
Schedule 1.1(b)     -    Existing Facilities
Schedule 6.2        -    Inactive Subsidiaries
Schedule 7.1(a)     -    Jurisdictions of Organization and Qualification
Schedule 7.1(b)     -    Subsidiaries and Capitalization
Schedule 7.1(h)     -    Environmental Matters
Schedule 7.1(i)     -    ERISA Plans
Schedule 7.1(l)     -    Material Contracts
Schedule 7.1(m)     -    Labor and Collective Bargaining Agreements
Schedule 7.1(t)     -    Debt and Guaranty Obligations
Schedule 7.1(u)     -    Litigation
Schedule 11.3       -    Existing Liens
Schedule 11.4       -    Existing Loans, Advances and Investments

                           ADDENDUM A


     This is the Addendum A (the "Addendum") referred to in and made part of the Credit Agreement (the "Credit Agreement") dated as of January 16, 1998 by and among Marshall Industries ("Marshall"), Sterling Electronics Corporation ("Sterling," and collectively with Marshall, the "Borrower"), the Lenders party thereto and First Union National Bank, as Administrative Agent. This Addendum sets forth the terms of Sterling's status as a Borrower under the Credit Agreement and is hereby incorporated by reference into the Credit Agreement.

A.  DEFINED TERMS.

     1. Undefined capitalized terms used in this Addendum shall have the meanings assigned thereto in the Credit Agreement.

     2. The Sterling Lease Guaranty and the Sterling Synthetic Lease are attached hereto as EXHIBIT A and EXHIBIT B, respectively.

B.   STATUS AS A BORROWER; JOINT AND SEVERAL LIABILITY, ETC.

     1. Marshall and Sterling agree that Sterling is a Borrower under the Credit Agreement, and except as otherwise set forth herein Sterling shall comply with and be subject to and have the benefit of all of the terms, covenants (other than the financial covenants set forth in Article X of the Credit Agreement which shall apply to Marshall and its Subsidiaries on a Consolidated basis), agreements and obligations set forth in the Credit Agreement and the other Loan Documents.

     2. Sterling and Marshall shall each be jointly and severally liable for all of the Obligations under the Credit Agreement and the Notes, subject in the case of Sterling to Paragraph D below.

     3. Sterling and Marshall each separately shall make all representations and warranties included in the Credit Agreement; PROVIDED that the reference to the Borrower in Section 7.1(p)(i) shall be deemed to be a reference to Marshall.

     4. Except as required by Paragraph E.1 of this Addendum, Sterling shall not be obligated to execute the Guaranty Agreement.

C.   CREDIT AGREEMENT REFERENCES.

     In connection with the status of Sterling as a Borrower under the Credit Agreement and the other Loan Documents, (a) except to the extent that the context of the Credit Agreement, this Addendum or any other Loan Document otherwise requires any reference to the term "Borrower" in the singular to be a reference to Marshall only, any reference to the term "Borrower" in the singular in the Credit Agreement, this Addendum and the other Loan Documents shall be a reference to both Marshall and Sterling and
(b) except to the extent that the context of the Credit Agreement, this Addendum or any other Loan Document otherwise requires any reference to the "Borrower and its Subsidiaries" or other similar reference to be a reference to both Marshall and Sterling and their Subsidiaries, any reference to the term "Borrower and its Subsidiaries" shall be deemed to refer to Marshall and its Subsidiaries.

D.   LIMITATIONS ON STERLING'S LIABILITY FOR THE OBLIGATIONS.

     At any time and from time to time, Sterling's liability under the Credit Agreement shall equal the lesser of (1) the total amount of the Obligations under the Credit Agreement and (2) the maximum amount of the Obligations which would not cause Sterling to be in default under the covenants or any other term or provision of the Sterling Lease Guaranty. It is the intention of the parties to the Credit Agreement that Sterling be a Borrower under the Credit Agreement, jointly and severally liable for the repayment of the Obligations, to the maximum extent that would still permit Sterling to remain in compliance with the terms and provisions of the Sterling Lease Guaranty. This Addendum shall terminate and no longer have any effect upon the termination of Sterling's obligations under the Sterling Lease Guaranty; PROVIDED that Sterling shall have satisfied each provision set forth in Paragraph E of this Addendum.

E.   RELEASE OF STERLING AS A BORROWER.

     1. Upon the termination of Sterling's obligations under the Sterling Lease Guaranty through the payment in full of the Sterling Synthetic Lease, the provision by Sterling or Marshall of a letter of credit to secure the obligations of the lessee under the Sterling Synthetic Lease or otherwise, the form of which termination shall be in form and substance reasonably satisfactory to the Administrative Agent, Sterling shall execute and deliver to the Administrative Agent each document and agreement required to be delivered under Section 9.13 of the Credit Agreement and shall satisfy each term, covenant and condition applicable to it as a Material Subsidiary of Marshall set forth therein in a manner acceptable to the Administrative Agent. Upon Sterling's execution and delivery to the Administrative Agent of each document and agreement required to be delivered under Section 9.13 of the Credit Agreement and Sterling's satisfaction of each term, covenant and condition applicable to it as a Material Subsidiary of Marshall set forth therein in a manner acceptable to the Administrative Agent, (i) Sterling shall be released from its obligations as a Borrower under the Credit Agreement and this Addendum shall terminate and no longer have any effect and (ii) each reference in the Credit Agreement to the Borrower shall be a reference to Marshall only and not to Sterling.

     2. Upon the release of Sterling from its obligations under the Credit Agreement and this Addendum in the manner set forth in Paragraph E.1 hereof, the original Notes executed by Marshall and Sterling shall be cancelled and delivered to Marshall, and amended and restated Notes shall be executed by Marshall in replacement thereof.

     3. The Administrative Agent shall notify each Lender in writing upon the satisfaction of the conditions set forth in Paragraph E.1.

F.   COVENANTS.

     Marshall shall use its good faith efforts, as determined in the reasonable discretion of the Administrative Agent, to terminate Sterling's obligations under the Sterling Lease Guaranty through the payment in full of the Sterling Synthetic Lease, the provision by Sterling of a letter of credit to secure the obligations of the lessee under the Sterling Synthetic Lease or otherwise, the form of which termination shall be in form and substance reasonably satisfactory to the Administrative Agent.

G.   CLOSING CONDITIONS.

     Each of Sterling and Marshall shall comply with all of the closing conditions applicable to the Borrower in the Credit Agreement and each will cause their Subsidiaries to comply with any applicable Credit Agreement closing conditions.

H.   MISCELLANEOUS.

     1. This Addendum shall be read in conjunction with the Credit Agreement and shall form a part of the Credit Agreement.

     2. Subject to the final sentence of Paragraph D and the final sentence of paragraph E.1, this Addendum shall remain in full force and effect so long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding.